U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10
Amendment Number 7

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Commission file number: 000-56457

Livento Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	46-3999052
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Registrant’s Principal Office

17 State Street, New York, New York 10004

Registrant’s telephone number, including area code:

+1(980)432-8241

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act: Common Stock, $0.0001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging Growth Company ☐

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This registration statement was deemed effective on September 10, 2022 and we are now subject to the requirements of Regulation 13A under the Exchange Act, which requires us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We are be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. We intend to file a Quarterly Report on Form 10-Q for our quarter ended September 30, 2022. Because Securities and Exchange Commission staff comments remain unresolved as to this registration statement, there is a possibility that any form we file under the Exchange Act will require amendment(s) in conformity with the resolution of such comments. Restatements or amendments to information in such reports could theoretically result in liability to the Company, but management does not believe this risk is material.

Unless otherwise noted, references in this registration statement to the “Company,” “Livento,” “we,” “our,” or “us” means Livento Group, Inc. Our principal place of business is located at 17 State Street, 10004 New York, and our telephone number is 908 432 8241.

Livento Group, Inc. is a Nevada corporation founded in 2013, previously specializing in developing and marketing a diverse line of proprietary stem cell-based products. The Company became inactive in 2017 and, in March 2022, acquired Livento Group LLC (“Livento”), which resulted in a change in its business model. In June 2022, we changed our name to Livento Group, Inc. Livento now operates in three primary sectors; film and television production, software development, and real estate projects.

Management believes that the movie and television production, software development, and marketing lines present a stable business model with high growth potential. We are filing this Form 10 to ensure our shareholders’ liquidity in their shares going forward. We are also filing this Form 10 to overcome the impediments to shareholder liquidity resulting from being a “Shell Company.” However, we cannot give assurance that we will achieve these goals.

FORWARD-LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by the use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties beyond our control. To discuss these risks, you should read this entire registration statement carefully, especially the risks discussed under the “Risk Factors” section. Although management believes that the assumptions underlying the forward-looking statements included in this registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and additional information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results. Accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

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Item 1. Business.

Prior Operations

ORGANIZATIONAL HISTORY

We were incorporated in the State of Nevada on October 30, 2013, under the name “Bling Marketing, Inc.”. Until December 29, 2014, we were a wholesaler of jewelry, principally earrings, rings, and pendants (“BMI Business”). We recognized a minimal amount of sales from operations before the three months ending June 30, 2014, and were accordingly classified as a shell company. During the three-month ended June 30, 2014, we began working with several distributors to sell our jewelry products to retail outlets and, as a result, recognized sales revenue of $22,025 during the said period. On September 11, 2014, we filed a Current Report on Form 8-K indicating that we were no longer a shell company as defined by Rule12b-2 of the Exchange Act in light of our operations through the quarter that ended June 30, 2014.

On December 26, 2014, we entered into an Agreement and Plan of Merger (“Nugene Merger Agreement”) with NuGene Inc., a California corporation (“NuGene”). On December 29, 2014 (the “Closing Date”), we filed a certificate of merger in the State of California whereby our subsidiary, NG Acquisition Inc. (“Acquisition Sub”), merged with NuGene. As a result, NuGene, the surviving entity, became our wholly owned subsidiary. The transaction under the Nugene Merger Agreement was deemed to be a reverse merger, whereby the Company (the legal acquirer) is considered the accounting acquiree and NuGene is considered the accounting acquirer, and NuGene (the legal acquiree) is considered the accounting acquirer. The assets, liabilities, and operations of the acquired entity, NuGene, were brought forward at their book value, and no goodwill was recognized.

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In connection with the NuGene Merger Agreement, we entered into a Business Transfer and Indemnity Agreement dated December 29, 2014 (the “Indemnity Agreement”) with our former Chief Executive Officer and Director, Dena Kurland providing for:

1.	The transfer of our jewelry business operations existing on the date of the Indemnity Agreement (the “BMI Business”);
2.	The assumption by Ms. Kurland of all liabilities of our Company and the indemnification by Ms. Kurland holding our Company harmless for any and all liabilities arising at or before the date of the Indemnity Agreement;
3.	The payment by NuGene to Ms. Kurland of $350,000 in cash; and
4.	The surrender by Ms. Kurland of 15,000,000 shares (before giving effect to the Stock Split discussed below) (the “Indemnity Shares”) of our Company’s common stock representing 95% of the then outstanding common stock (all of which shares have been deemed cancelled by the Company).

Pursuant to the terms of the Nugene Merger Agreement, 26,052,760 shares of Company common stock and 1,917,720 Company a newly designated Series A Preferred Stock were issued to the former NuGene shareholders. The Series A Preferred Stock was: (i) initially convertible into common stock at a ratio of one to one, (ii) as long as there were a minimum of 900,000 shares of Series A Preferred Stock outstanding, the holders of the Series A Preferred Stock had the right to elect a majority of the board of directors and (iii) the holders of the Series A Preferred Stock, generally voting as a class with the holders of common stock, had for each share of Series A Preferred Stock three times the number of votes permitted to each share of common stock.

On December 26, 2014, our board of directors approved a 15.04 to one stock split (“Stock Split”) in the form of a stock dividend to holders of our common stock as of that date. To affect that board action, each recipient of the stock dividend would receive 14.04 additional shares of common stock for every share of common stock held.

On December 29, 2014, we completed the sale of 2,000,000 shares of our common stock to 18 purchasers (“Stock Placement”) for proceeds totaling $2,000,000, including (a) $1,625,000 of cash and (b) automatic conversion of promissory notes in the principal amount of $375,000.

NuGene was incorporated in California in December 2006 and formed and funded by our founders, Ali Kharazmi and Mohammed Kharazmi, M.D. The initial focus of NuGene was to develop and market customized skin care products. As part of that focus, NuGene sought to leverage the working relationships developed by our founders with the plastic surgery community. NuGene directed significant time and resources on developing anti-aging and scar treatment/reduction products.

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In 2007 Nugene continued to focus on “age-defying” products utilizing peptide complexes (see further description below) and nano-encapsulation for absorption into the skin (see additional description below). We introduced a limited product line under the NuGene name and co-branded the products with an affiliated entity, Genetic Institute of Anti-Aging, Inc. (“GIAA”), which the Kharazmi owned. We utilized the services of a Korean-based contract manufacturer to supply our products. This product line (the “GIAA Line”) was based on peptides and did not utilize stem cells. We had very modest sales in 2007, with our sole customer GIAA, a related party.

In 2008 we stopped production of the GIAA Line, and sales were limited to selling the remaining inventory through medical offices and GIAA. With the GIAA Line discontinued, we spent the remainder of 2008 considering different formulations and methodologies for improved anti-aging products.

In 2009 and 2010, we had limited activity and minimal sales. Our sales were mainly overseas and limited to the remaining inventory of the GIAA Line. We continued to explore how we might advance our formulations and methodologies. We expended funds on research and development, carried out mainly by scientists engaged by the Company.

In 2011 our founders decided to use adult adipose human stem cells (undifferentiated cells found throughout the body that multiply by cell division to replenish dying cells and regenerate tissues) as the foundation of the formulation for its products. In 2011 the Company developed a proprietary process to extract human adult stem cells from fat cells that the Company then used in its customized NuGene line explicitly made for those client(s). Throughout 2011 we continued to provide autologous, or mature, fat-derived stem cells for use in clinical procedures utilizing this technology. Through this process, the Company refined its ability to culture adult human stem cells to render human-conditioned stem cell media at a proprietary concentration, a primary ingredient in the NuGene line of cosmeceuticals. The Company believes that this proprietary concentration, combined with our unique formulations, will provide NuGene with a significant competitive advantage.

In 2012 we completed our initial line of cosmeceutical products based on these adipose-derived stem cells. We branded this advanced skincare line solely under the NuGene name (the “NuGene Line”). We eliminated the unpleasant odor associated with stem cells by adding a fragrance with a very low incidence of allergic reaction. The packaging of this new product line bears no resemblance to the prior GIAA Line. We also manufactured the NuGene Line ourselves at a small laboratory facility that we leased from an affiliated entity owned by one of our founders.

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Throughout 2013 we continued to expand the product offerings of the NuGene Line. The Company focused its stem cell work on surgical and orthopedic regeneration. These services were delivered to one client, which was an affiliated entity. Sales of the NuGene Line were limited as we were in an initial rollout and branding phase.

During 2014, we focused our efforts on transitioning to a cosmeceutical skincare business for mass distribution. With this transition and expanded attention to our consumer products, we sought to develop our marketing plan and distribution channels. By the end of 2014, we had wholesalers distributing products from the NuGene Line to medical offices and medical spas throughout the United States. December 31, 2014, we had about 50 locations selling our products. In addition to the NuGene Line, we generated revenues from an affiliate, Advanced Surgical Partners (“ASP”), which is also owned by our CEO and Chairman of the Board, Messrs. Ali and Mohammed Kharazmi, respectively. Revenues generated from ASP resulted from NuGene providing Plasma Rich Platelet and Stem Cell injections for orthopedic and plastic surgery procedures to ASP. We provided these products and services to ASP as we transitioned into commercializing our cosmeceutical product lines. We expect further to minimize these product sales and services to ASP in early 2015.

Our target customers primarily consisted of middle-aged men and women concerned with their aging skin and hair loss. Although our distributors were primarily west of the Mississippi River, our products were sold throughout the United States.

By 2017, our cosmeceutical skincare business had been discontinued as we could not obtain financing for operations on reasonable terms and became inactive. Our corporate charter was revoked in Nevada.

On January 26, 2020, Emergent, LLC (“Emergent”), a Nevada LLC controlled by Milan I Hoffman, was appointed the custodian of the Company and proceeded to revive the Company’s existence and resolve its outstanding indebtedness. This was completed as to all indebtedness except for one convertible rate promissory note of $120,000. In March 14th, 2022, Ms. Hoffman sold her Series A Preferred stock in the Company and certain shares of Series C Preferred Stock to Livento Group, LLC. Also in March 2022, David Stybr, our CEO and the sole owner of Livento Group, LLC, agreed to contribute Livento Group, LLC to the Company in exchange for a transfer to him of the Series A Preferred Stock which gave Mr. Stybr voting control of the Company. The Series C Preferred Stock purchased by Livento Group, LLC was cancelled. As a result of these transactions our current operations are the operations of Livento Group, LLC.

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David Stybr, CEO and Founder inserted the shares of Livento Group LLC into NuGene International, Inc. and received A class voting shares and 5 mil of C class shares.

Livento Group operations started in 2017 as the internal team spearheaded the development of financial management software based on artificial intelligence for investment entities. This software currently provides several clients with data processing and analytical services in the investment management sector. Management believes that this segment of our operations will provide meaningful revenue, but we can give no assurance that this will happen. The product is best described as an automated system that can analyze large quantities of data, focusing on selected parameters and predicting short-term future behavior within a specific portfolio of selected assets. The software chooses assets with the highest potential based on a set of specifications and properties, predicting short-term future behavior within a particular portfolio.

In 2020 the Company acquired land for a residential real estate development project, amounting to 4 million USD, with a completion target of late 2022. The property is being developed into 16 residential condominiums in a suburb of Prague in the Czech Republic, and all of the condominium units have signed purchase agreements totaling 12 million. The development cost was approximately 3 million USD. Accordingly, the gross profits from this project (not counting carrying costs) will be about 5 million USD. The Company had one more real estate project in the planning phase but planned to sell it and not develop the property further. The Company invested in a residential project total amount of around 825,000 USD and is currently looking for a buyer. We have had discussions with three potential buyers and expect to finalize a contract of sale by the end of 2022, but can give no assurances that this will occur or that any sale of this project will prove profitable. We do not have any further plans to engage in additional real estate development projects.

Present Operations

The Company formed BOXO Productions, Inc., a Delaware corporation (“BOXO”), on June 17, 2022 as a wholly owned subsidiary. BOXO previously operated as a division of Livento that operated since 2020, where we meet with top film and movie producers. BOXO’s business model is strongly oriented toward the growing demand for content to fill cinemas after COVID19 and the expansion of online content distributors. BOXO Productions will hold all assets related to Company’s business in movies in the future and currently doesn’t employ any personnel. In most of its projects, BOXO is not primarily dependent on the movie’s success, as a distributor pays it before the film is finalized and receives a share of the revenue from cinemas’ box office and home sales. BOXO plans to produce up to 6 movies and 12 television productions during 2022. BOXO also intends to participate in other films based on management’s assessment of their potential success in cinemas already in the post-production phase. BOXO will focus on negotiating distribution agreements that provide for its sharing in the box office sales of these movies. Scripts are chosen by BOXO’s production team, which regularly receives offers from authors commonly involved in the film industry. BOXO may acquire movie or television rights in various stages of development. Less frequently, BOXO receives offers for participating in a project’s post-production phase. BOXO finances movies via internal resources, loans, and investors depending on the project’s state of development and the Company’s cash position.

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During 2022 BOXO started production of three movies, Carnival of Killers, Wash Me in the River and Running Wild. These projects received an initial investment from Livento of USD 400,000 each. Two of these projects, Carnival of Killers and Running Wild are expected to enter the development stage of production competed in the summer of 2023 and filming and postproduction should end during 4Q 2024. The movie Wash Me in the River was released in Q4 of 2022.

We are in early stages of producing other movies that will be announced during Q1 or Q2 of 2023 once all the relevant agreements are finalized.

The team has been involved either as producers, executive producers, or agents over the years on the following movies, which have been aired both in theaters and streaming services such as Netflix, Prime Video, Paramount, and Disney Plus:

●	The Misfits; a 2021 Action/Thriller featuring Pierce Brosnan
●	Packaging of Ironman movie
●	Black Swan; a 2010 Drama/Thriller featuring Natalie Portman, Mila Kunis, Winona Ryder, and Vincent Cassel
●	Extremely Wicked, Shockingly Evil and Vile; a 2019 Crime/Drama featuring John Malkovich and Zac Efron
●	Marley & Me; a 2008 Comedy/Drama featuring Jennifer Aniston and Owen Wilson
●	The Last Full Measure; a 2019 War/Drama featuring Samuel L. Jackson and Ed Harris
●	Worth; a 2020 Drama featuring Michael Keaton and Stanley Tucci Jr.
●	American Traitor: The Trial of Axis Sally; a 2021 Drama that features Al Pacino
●	Best Sellers; a 2021 Drama/Comedy featuring Michael Caine and Cary Elwes

Currently, the Company’s primary focus is the activities of BOXO Productions. As previously mentioned, new movies and television productions are started monthly, with the target being six movies this year. The Company will use the proceeds of the condominium sales to fund the activity and operations of BOXO.

The BOXO team is comprised of three consultants that have been in the production business for last 20 – 30 years and has experience with large productions as the above mentioned examples. They have together worked on approximately 300 movie projects over the years.

The Company does not plan to continue in its real estate activities, is finalizing its current projects, and will not pursue new opportunities in this segment. The last remaining project, Thunder, was a proposed 52 unit condominium apartment building in Prague. We had an option to purchase the parcel for the construction of the project, but allowed the option to lapse. The parcel remains available and the project now which consists of budget, architectural drawings, and project plans. We will endeavor to sell the project hopefully during 2023, but can give no assurance that we will be successful in those efforts. Any buyer needs to secure the land and hire construction company to build the project. Any proceeds from the sale of this project will be added to our general working capital.

Trends in the Our Markets

Management believes that the entertainment industry is experiencing structural changes. COVID19 changed the movie distribution business and offered new business models and potential growth to participants who provide apps and streaming content directly to consumers through the Internet. Based on management’s analysis of recent market statistics and trends, we believe these models have become dominant trends in this market segment.

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Management also believes that these trends will continue and that there is a large market for BOXO’s films and television productions. The movie production market has expanded significantly in the last two years and is likely to continue growing significantly in the coming years. Management has observed that online streaming platforms continually require new content, and an increased number of connected devices will likely result in more customers using these services. In the next few years, many developed and emerging nations will add new customers to the network.

The Company has internally developed software called “Elisee” that can capture large amounts of data and create predictive behavior based on client inputs that assist the client in establishing its investment portfolio. Successfully building an equity portfolio is not simple since one must consider the future of particular industries and the companies within them. Retail investors and Family Offices lack complex historical data, and this is where Elisee excels. This data has been acquired from Dow Jones and other public sources and dissected and analyzed. We believe in diversification but place more emphasis on those industries and companies with a more promising outlook based on guidance from Elisee. Management believes each potential customer’s financial situation and investment needs are unique. We see the constant shift of the world’s financial markets, real estate prices, CPI data, and effective portfolio management as the key to success.

Elisee, our software product, uses algorithms that read market data and neurological network abilities to determine the best path forward and make ongoing corrections over time. The main idea is based on reducing risk by investing in several assets. Investors should approach assets individually and carefully assemble them into their portfolios. When creating an optimal portfolio, Elisee constantly measures two factors. The first factor is a parameter expressing potential profitability, and the second parameter represents risk. It is necessary to consider the riskiness of the individual assets in the portfolio, their mutual covariance, or their mutual correlation to calculate the risk of the entire portfolio. Covariance expresses the extent to which two investment instruments move in the same direction at a specific time.

Our competitors are other A.I. database and algorithm programming companies delivering services to clients like banks and asset managers. Elisee is diversification tool. As software service, Elisee does not have to comply with regulatory requirements, and management believes that its database optimization tool, with some additional work could predict weather or traffic.

The investor could create his portfolio from all the points in the picture. But only points E, N, and J form an admissible set suitable for the investor. This set is also bounded by the efficient frontier, characterized by the rational investor choosing only those portfolios that offer the maximum expected return for the specified amount of risk. And at the same time, he chooses a portfolio that provides him the minimum risk for the given amount of expected return. If the investor chooses point E, he can no longer create a better mix of stocks in his portfolio. If an investor establishes a portfolio from any combination lying on the efficient frontier, it will be the best possible portfolio combination in the given situation.

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We identified this as a unique opportunity to support several companies with different needs and to aid them in their asset selection process. We developed our system that can read large amounts of data and run portfolio analyses on these assets, providing improved portfolio management and performance.

The system’s development commenced in early 2018, and the first version took one year of development and testing with various basic data sets. Currently, Livento has a team of three analysts who focus on the maintenance and further development of the system. We are continually developing and improving our software, making it more robust, stable, and capable of supporting an increased number of asset classes.

Key summary of points:

●	Elisee was developed and tested over four years.
●	Elisee has had a successful and profitable track record for three years.
●	Elisee can process 1 TB of data in 1 hour.
●	Elisee uses neurological network algorithms to determine and analyze large data portions.

Marketing Strategy

Our marketing strategy comprises the following components; social media (Twitter, LinkedIn, FB, etc.), PR and video communications, and a personal approach. The strategy differs based on the product offered. They may be described as follows:

Social media:

The BOXO brand is currently. We can rapidly, quickly, and reliantly inform all stakeholders about necessary and relevant news. We use promotional posts to gain company followers.

PR and video communications:

A professional IR agency was hired to write our PR communications, arrange interviews with Management, write articles, and introduce them via different channels to the media. Video interviews and conference attendance are also planned for more prominent investors’ involvement.

Personal approach:

Our software uses a direct and personal approach via different marketing channels, including social networks, industry liaisons, and articles in specialized magazines.

Employees

We currently have eleven employees and consultants. Three of our employees are specialized in Elisee development, three are engaged in Financial Management, and two are involved in administrative positions. The remaining employees are engaged in various management positions. We anticipate hiring additional employees or consultants over the next three months to support the growth of BOXO. None of our employees are covered by a collective bargaining agreement.

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Competition

BOXO competes with other production companies focused on movies and online streaming platforms. Our main market advantage is direct contact via the producer team to top Hollywood icons, including well-known producers, directors, actors, and distribution companies that pay BOXO before the film is finalized.

The competition to our software is other software products performing similar functions. We differentiate ourselves in specializing and providing a proven track record in several specific market segments, where we can offer predictive behavior of assets with and without our decision-making process.

In all aspects of our business, we face competition from companies with more significant resources than we have, but we have gradually and consistently grown despite this.

Facilities

We currently occupy space within serviced office suites in New York City and Prague in the Czech Republic. Since our employees and consultants work virtually, we believe this arrangement is adequate for us and allows us to operate at a very low cost. In the future, if we require more office space, we will acquire appropriate quarters within which to operate.

Item 1A. Risk Factors.

An investment in the Company is highly speculative and involves a high degree of risk.

Risks Related to our Business

We have limited resources and We may not be able to raise additional capital as it is needed to fund our operations and planned increased investment levels.

We operated at a net loss of $1,460,395 for the period ended December 31, 2022, in addition to our cash resources, which were about $24,159 on December 31, 2022, which are inadequate to execute our growth plans, but should allow us to operate at current levels. We are dependent upon the additional investment of which there can be no assurance and the proceeds of the sale of our real estate assets to increase our participation as an investor in BOXO projects.

Cybersecurity Risk Could Affect our Business

Our movie projects and Elisee software are stored online and thus are subject to potential threats related to cybersecurity. We maintain our data on cloud based servers that we believe are highly protected and we use firewall and antivirus tools in our efforts to keep our data safe, but no assurance can be given that thewse efforts will be successful.

Our Client’s Financial Uncertainties Could Affect our Results

Our results are affected by the timing and occurrence of payments from our clients and in the event they have financial difficulties we can face cash flow problems that affect our abililty to pay our liabilities in a timely manner. Our management seeks to minimize this risk through close monitoring and relationships with our clients.

Our Last Real Estate Project Will Not be Completed by Us and May not be Sold and We may not Have Adequate Insurance

Projects in real estate can be influenced by market conditions and changes in demand or economic cycles that can cause either delays in sales of properties, changes in pricing, or both. We seek to minimize this risk through close monitoring of market conditions, but can give no assurance that our efforts will be successful. In addition, real estate projects can subject us to liabilities related to any deficiencies in the project as constructed. We have utilized insurance to minimize those risks to our shareholders, but we cannot give any insurance that our insurance coverage will provide adequate protection in the event of a catastrophic failure at the project for which we are found liable.

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BOXO’s Movie Production Requires Substantial Capital and Continued Participation from Many Parties.

BOXO’s production projects are capital intensive, frequently costing over $30 Million. Most of the required funds are provided by investors who invest in entities formed for a particular project. Until and unless investor funds are received, it is challenging to retain directors, actors, and others required for movie production. Management believes that the success or failure of each project can impact BOXO’s ability to raise funds for the next project timely. In the event that we were to have several consecutive projects on which investors did not realize hoped-for returns. In that case, raising funds for future projects that provide a reasonable return for the Company or on any terms might become significantly more challenging. Delays in raising capital may substantially and negatively affect BOXO’s results.

BOXO relies on personal relationships rather than written agreements.

The BOXO team has worked on many projects together over decades and we rely on these personal relationships rather than formal agreements to keep our team together. Accordingly, one or more of our key consultants may leave us at any time and this could adversely affect our ability to produce new movies.

The Software Development Market is Highly Competitive and Fragmented.

The business software development market is highly competitive and includes many large and small competitors. While we have developed what we believe to be a unique platform that will prove commercially viable, however, there is no assurance that this will prove to be the case or that in the future, software developers working for our competitors will not expand upon or enhance our best features putting us at a competitive disadvantage.

Minority stockholders will likely not have a meaningful vote in corporate actions.

Our officers and directors own all of our super-voting preferred stock. All future actions requiring shareholder approval and the election of our directors will be entirely in their control.

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage in legal, accounting, auditing, and other professional services. The engagement of such services is costly, and we are likely to incur losses that may adversely affect our ability to continue as a going concern. Additionally, the Sarbanes-Oxley Act of 2002 requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. If we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, in that case, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in a loss of the investor confidence and a decline in our share price.

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We cannot assure you that our Common Stock will be listed on the OTCQB or any other stock exchange.

Our common stock is currently traded on the Pink Sheets under the symbol NUGN. Our goal is to become a fully reporting company, establish a market price above $1.00, and be included on the OTCQB or a higher exchange, if possible. However, we cannot assure you that we will be able to meet the initial listing standards of the OTCQB or any other stock exchange or quotation medium or that we will be able to maintain a listing of our Common Stock on any stock exchange. After the filing of this Form 10, we expect that our Common Stock would continue to be eligible to trade on the “pink sheets,” where our stockholders may find it more difficult to affect a transaction in our Common Stock or obtain accurate quotations as to the market value of our Common Stock. In addition, we would be subject to an SEC rule that, if we failed to meet the criteria outlined in such rule, imposes various practice requirements on broker-dealers who sell securities governed by such rule to persons other than established customers and accredited investors. Consequently, such a rule may deter broker-dealers from recommending or effecting transactions in our Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Risks Related to our Stockholders and Shares of Common Stock

We are currently controlled by our principal stockholders, who include our sole director and executive officers.

At present, David Stybr, our CEO, owns all 100 of the issued and outstanding shares of our super-voting preferred stock, which gives him 51% of the shareholder voting power of the Company. Consequently, he can affect total control of the operations of the Company and, even if additional shares of our Common Stock are sold, he will continue to have the ability to influence or control substantially in all matters submitted to stockholders for approval, including:

* Electing our entire board of directors, which currently consists of only Mr. David Stybr and Mr. Justin Mathews;

* Removing directors;

* Amending our certificate of incorporation and bylaws;

* Approving a business combination with an acquisition candidate; and

* Adopting measures that could delay or prevent a change in control or impede a merger, takeover, or other business combination of the Company.

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This concentration of ownership and management by itself may impede a merger, consolidation, takeover, or other business consolidation or discourage a potential acquirer from making a tender offer for our Common Stock.

Our Common Stock will likely be considered a “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is currently deemed “penny stock,” as that term is defined under the Exchange Act. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that the exchange or system provides current price and volume information concerning transactions in such securities). Penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” generally refers to institutions with assets over $5,000,000 or individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse.

The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable for a prospective investor. A broker/dealer must receive a written agreement to the transaction from the investor setting forth the identity and quantity of the penny stock to be purchased. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or dispose of them. This could cause our stock price to decline.

We have never paid dividends on our Common Stock, but we plan to do so in the future.

We have never paid dividends on our Common Stock, but once the situation in Company allows that, we have this option as valid to discuss on the management level and approve it. We would be delighted to share success in our projects with our shareholders.

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We are an “emerging growth company” under the JOBS Act of 2012. We cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). We may take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive, there may be a less active trading market for our common stock, and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of specific accounting standards until those standards would otherwise apply to private companies. We are taking advantage of the extended transition period to comply with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in three years, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any year end.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more challenging to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors, and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we cannot raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

15

We have the right to issue shares of preferred stock. If we were to issue preferred stock, it is likely to have rights, preferences, and privileges that may adversely affect the common stock.

We are authorized to issue 11,000,000 shares of “blank check” preferred stock, with such rights, preferences, and privileges as may be determined from time to time by our board of directors. Less than 1,5 million of these shares have been designated, and approximately 9,500,000 shares of preferred stock are available for designation and issuance. Our board of directors is empowered, without shareholder approval, to issue preferred stock in one or more series and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock. The issuance of shares of preferred stock, depending on the rights, preferences, and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the common stock and the portion of the Company’s assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of the common stock we are offering. Under certain circumstances, the preferred stock could also be utilized as a method for raising additional capital or discouraging, delaying, or preventing a change in control of the Company, to the detriment of the investors in the common stock offered hereby. We cannot assure you that the Company will not, under certain circumstances, issue shares of its preferred stock.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

Overview

We primarily engage in developing BOXO projects development where our business model consists of financing new movies or engaging in a stage before starting distribution. BOXO is paid once the distributor company comes into the project; thus, Livento can turn around the investment equity quickly.

AI product has current revenues from our clients in the form of fees for our services, and we invest part of these back into the product’s continuous upgrade. We provide our clients with analytical services where we use our software to deliver them requested portfolio setting, and we charge an initial data analysis fee if the client uses the results of our software regularly; we charge fees based on the size of assets he has under management and type of additional services he requires. We divide our prices based on the number of data sets that need to be analyzed.

BOXO production revenues will be reflected further this year as the first projects enter a revenue stage. BOXO projects are currently in differing stages of production.

Our current real estate project is in a revenue production phase as apartments are becoming subject to purchase contracts and sell.

Recent Developments

In Q1 2022, while the Convid-19 pandemic appeared to be ending, management decided to acquire Livento. We believe this strategy has secured investors and attention for BOXO’s efforts.

New movies are lined up every two weeks, and our producer team chooses the one with the highest added value for shareholders regarding current cash flow and potential movie effects.

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Our AI product continues in normal development, where our internal team is providing services to several investment houses for portfolio optimization.

During end of 2022 we finalized the sale of the first part of our real estate project for amount $2,1 million which sales will continue during Q1 2023.

Critical Accounting Policies

Critical accounting policies are defined as those that are reflective of significant judgments, estimates, and uncertainties and potentially result in materially different results under different assumptions and conditions. We believe the following are our critical accounting policies:

Basis of Presentation and Principles of Consolidation

These consolidated financial statements and related notes are presented by accounting principles generally accepted in the United States and are expressed in US dollars.

The basis of accounting differs in certain material aspects from that used for preparing the books of the Subsidiaries, which are prepared by the accounting principles and relevant financial regulations applicable to limited liabilities enterprises established in their domicile. The accompanying consolidated financial statements reflect necessary adjustments not recorded in the books of the Subsidiaries to present them in conformity with U.S. GAAP.

The consolidated financial statement comprises the financial statement of Livento Group Inc. (The Company) and the subsidiaries Livento Group LLC and BOXO Production Inc as of December 31, 2022.

Subsidiary - The Group consolidated financial statements include the assets, liabilities, equity, revenue, expenses and cash flows of the Company. A subsidiary is an entity over which the Company has control. The Company controls an entity when the Company has power over the entity, is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Assessment of control is based on the substance of the relationship between the Company and the entity and includes consideration of both existing voting rights and, if applicable, potential voting rights that are currently exercisable and convertible. The operating results of subsidiaries acquired are included in the consolidated financial statements from month when control is acquired (typically the acquisition date). The operating results of subsidiaries that are divested during the period are included up to the date control ceased (typically the disposition date) and any difference between the fair value of the consideration received and the carrying value of a divested subsidiary is recognized in the consolidated income statements. Accounting policies of subsidiaries have been aligned with those of the Company where necessary.

Functional and presentation currency

The accompanying consolidated financial statements are presented in the United States dollar (“USD”), the Company’s reporting currency.

Related parties

The Company adopted ASC 850, Related Party Disclosures, to identify related parties and disclose related party transactions.

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered a related party transaction when resources or obligations are transferred between related parties. Related parties may be individuals or corporate entities.

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Revenue Recognition

The Company adopted ASC 606 requires using a new five-step model to recognize revenue from customer contracts. The five-step model requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients. The Company has concluded that the new guidance did not require any change to its revenue recognition processes.

The Company recognizes software service fees over time as performance obligations are satisfied over the life of the service, usually, with an average duration of one year. Payments received in advance from customers are recorded as “Deferred revenues.” Such advance payments received are non-refundable after the thirty days refund period.

The cost of revenue consists primarily of the outsourced information technology support service, internal employees, consultants, service charges for cloud computing, and related expenses, which are directly attributable to the revenues.

S/N	Type of services	Nature, Timing of satisfaction of performance obligation and significant payment terms	Revenue Recognition
1	Income from Elissee Software	Elisee involves in the business of analysis of data sets for DJIA and DAX indexes. The contracts for Elisee are generally for 12 months. The billing for Elisee is quarterly with 60 days collection period.

Revenue is recognized by the company not only when delivery note and invoice has been signed and confirmed by the customer, but at the end of each quarter over the 12 months period after service has been delivered to the customers.

When the company expects to be entitled to breakage (forfeiture of substandard services), the company recognizes the expected amount of breakage in proportion to the services provided versus the total expected network services to be provided. Any unexpected amounts of breakage are recognized when the unused value of network services expire

2	Management service income

The company rendered Management services to (Retinvest-AB, Thun Development Services and others) contains real estate development services mainly, but not limited to:

- budgeting

- contract check and preparation

-project works

- reporting and control of works

- analysis of available land opportunities acquisitions

The company recognize revenue when the services have been provided

Going Concern

The Company’s financial statements, as of December 31, 2022, are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company has tried to establish an ongoing and stable source of revenues and cash flows sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated a net loss of $1,460,395 as of December 31, 2022. The cash balances as of December 31, 2022, were $24,159. These factors, among others, support the ability of the Company to continue to fulfill its targets.

However, management cannot assure that the Company will accomplish any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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Results of Operations

Audited Financial Statements showing results for Livento Group, Inc 2022 and audited statements for Livento Group LLC and NuGene International Inc 2020 and 2021.

Livento Group, Inc. & Livento Group LLC

Balance Sheet Prev. Year Comparison

Accrual Basis

As of December 31, 2022, December 31, 2021, and December 31, 2020

	Dec 31, 2022	Dec 31, 2021	Dec 31, 2020
ASSETS
Current Assets
Checking/Savings
Cash	24,159	484,183	2,300
Total Checking/Savings	24,159	484,183	2,300

Accounts Receivable	489,910	0	0

Other Current Assets
Other Accounts Receivable	121,460	0	0
Inventories	0	0	0
Total Other Current Assets	121,460	0	0

Total Current Assets	635,529	484,183	2,300

Fixed Assets
Long Term Investments	9,952,880	11,929,359	5,282,489
Property & Equipment	15,118,847	8,747,830	4,900,630
Goodwill	0	0	0
Intangible Assets	0	0	0
Other Assets	0	0	0
Deferred Long Term Asset Charges	0	0	0
Accumulated Amortization	-3,470,677	-820,030	0
Total Fixed Assets	21,601,050	19,857,159	10,183,119

TOTAL ASSETS	22,236,579	20,341,342	10,185,419

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable	139,530	258,900	10,000
Credit Cards	0	0	0
Other Current Liabilities
Accounts Payable	62,549	0	0
Derivative Liabilities	0	0	0
Notes Payable	0	0	0
Payroll Liabilities	0	0	0
Related Parties Payable	0	0	0
Total Other Current Liabilities	62,549	0	0
Co-Investments	3,046,017	0	0
Total Current Liabilities	3,248,096	258,900	10,000

Total Liabilities	3,248,096	258,900	10,000

Equity
Additional Paid in Capital	32,493,023	32,074,932	21,918,062
Capital Stock	0	0	0
Common Stock	22,700	76,590	5,925
Dividends Paid	0	0	0
Opening Balance Equity	0	0	0
Owner or member capital	0	0	0
Preferred Stock	2,234	0	192
Retained Earnings	-13,529,475	-12,069,080	-11,748,760
Total Equity	18,988,482	20,082,442	10,175,419

TOTAL LIABILITIES & EQUITY	22,236,579	20,341,342	10,185,419

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Livento Group, Inc. & Livento Group LLC

Profit & Loss Prev. Years Comparison

Accrual Basis

As of December 31, 2022, December 31, 2021, and December 31, 2020

	Dec 30, 2022	Dec 31, 2021	Dec 31, 2020
Ordinary Income/Expense
Income
Revenues	1,966,202	1,840,866	1,570,297
Sales Discounts	0	0	0
Total Income	1,966,202	1,840,866	1,570,297

Cost of Goods Sold
Merchant Account Fees	0	0	0
Professional fees RTS	393,879	345,000	267,000
Amortization RTS	2,650,647	820,030	0
Total COGS	3,044,526	1,165,030	267,000

Gross Profit	-1,078,324	675,836	1,303,297

Expense
Advertising & marketing	55,112	0	0
Computer and Internet Expenses	0	334,500	88,000
Bank Charges	1,048	267	267
Commissions & fees	15,292	0	0
Contract labor	129,467	0	0
Contractors	5,500	0	0
General business expenses	33,073	0	0
Interest paid	21,954	0	0
Legal & accounting services	55,272	0	0
Professional Fees	120,750	574,009	316,000
Office expenses	2,421	0	0
Payroll expenses	42,000	0	0
Rent	3,366	87,100	0
Travel	7,093	0	0
Uncategorized Expense	0	0	0
Total Expense	482,347	995,876	404,267

Net Ordinary Income	-1,560,672	-320,039	899,030

Other Income/Expense
Other Income	100,001	0	0
Other Expense	-276	281	0
Net Other Income	100,277	-281	0

Net Income	-1,460,395	-320,320	899,030

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Livento Group, Inc. & Livento Group LLC

Statement of Cash Flows

Accrual Basis

As of December 31, 2022, December 31, 2021, and December 31, 2020

	Dec 31, 2022	Dec 31, 2021	Dec 31, 2020
OPERATING ACTIVITIES
Net Income	-1,460,395	-320,320	899,030
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts Receivable	-489,910	0	0
Inventories	0	0	0
Accumulated amortization	2,420,530	820,030	0
Accounts Payable	51,836	248,900	10,000
Derivative Liabilities	0	0	0
Notes Payable	0	0	0
Payroll Liabilities	0	0	0
Related Parties Payable	0	0	0
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	1,982,456	1,068,930	10,000
Net cash provided by Operating Activities	522,061	748,610	909,030

INVESTING ACTIVITIES
Furniture and Equipment	-4,394,538	-10,494,070	-10,183,119
Property & Equipment	0	0	0
Deposits	0	0	0
Security Deposits Asset	-4,394,538	-10,494,070	-10,183,119
Net cash provided by Investing Activities

FINANCING ACTIVITIES	418,091	5,975,871	6,776,389
Additional Paid in Capital	0	0	0
Capital Stock	-53,889	70,664	0
Common Stock	0	0	0
Dividends Paid	0	4,181,000	2,500,000
Owner or member capital	2,234	-192	0
Preferred Stock	3,046,017	0	0
Retained Earnings	0	0	0
Net cash provided by Financing Activities	3,412,452	10,227,343	9,276,389

Net cash increase for period	-460,025	481,883	2,300

Cash at beginning of period	484,183	2,300	0

Cash at end of period	24,159	484,183	2,300

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Managements’ Discussion of the year ended December 31 2020

During 2020, Livento Group LLC operated as development platform for its artificial intelligence software Elisee and real estate projects where as well revenue of $750,267 was invoiced for consulting and management services. We are providing strategical, project and administration services to several projects in Europe. Another $820,030 in revenues was share in real estate projects sales totaling revenues for 2020 to $1,570,297.

Costs were incurred mainly as professional fees in amount of $316,000 for people providing Elisee development and real estate projects consulting. Other costs was $88,000 for computer and server rent that was used for development of several projects in IT sector, one of them was as well Elisee. We are accounting for $267,000 as costs of goods sold that covered professional fees related to revenues.

Our long term assets consisted of Elisee in amount of $3,320,030, real estate projects in amount of $236,700 and $5,045,789 and a movie project in amount $1,580,600.

Managements’ Discussion of the year ended December 31 2021

In 2021, Livento Group LLC moved more forward as well in movie projects and started to shift its position from real estate towards movies. We continued to develop Elisee platform for new clients in USA and our real estate projects started to being realized and developed. Our revenue consists from $525,000 invoiced for Elisee and $1,315,866 for real estate management.

Due to high growth of the company, our professional fees increased in line with our revenues to $574,009 and Elisee and other IT focused projects development took $334,500 for server and IT rent. We are accounting for $820,030 as costs of goods sold for Elisee and $345,000 for professional fees linked to consulting revenues. We as well officially had our first office that was in cost of $87,100.

Company ended in net loss of $320,320 that was caused mainly by amortization of Elisee software that we started fully used and sell in 2021. Without amortization, the financial result of the company would be profit of $499,710 which would be decrease compared to year 2020 but Company invested lot of revenues into movie projects and as well Elisee development in expectation of future revenue coming from these investments.

Our long term assets consisted of Elisee in amount of $5,032,230, real estate projects in amount of $2,757,700 and $9,171,659 and movie projects in amount $3,715,600.

Managements’ discussion of the periods ended 2022

Livento Group was acquired by Nugene International, Inc., which subsequently changed its name to Livento Group, Inc. We had revenue of $1,966,202 during year 2022. These came from sales of Elisee and our management services to real estate projects. Elisee sales accounted for $ 1,066,000 and $900,202 for real estate projects and management services.

Our costs of goods sold consist of Amortization of Intangible Assets in amount of $2,650,647, Professional fees of key professionals and consulting fee that is related to generation of income from the Elisee in amount of $393,879. Most of the revenue for the quarter that ended December 31, 2022, was derived from software fees in the USA and Europe markets. Management believes that the increased revenues are related to our expanded staffing. The main reason is the hiring of new investment representative people and intermediary consultants that support gaining new clients. Our expenses were $482,347, mainly professional fees, contracted labor, cloud fees, servers, and legal expenses. We sold first part of our real estate project with $100,000 profit and we seek to continue in this trend as real estate sales attitude is getting better in European residential market in first quarter 2023.

Professional fees increased during this period as we hired services to develop Elisee and more people in administration regarding the process of getting change don’t with NuGene International, Inc. Compared to the previous period, we took larger office space to accommodate more people’s needs. All of the above resulted in a net operation loss of $1,460,672.

Because of inflation, increased costs of construction, and smaller profit margins, we are transferring our focus to BOXO and Elisee. BOXO is undertaking more projects and requires more investment than we can generate, and demand for Elisee is increasing due to current market volatility. We believe the capital generated from the disposal of our real estate properties will provide the required cash for these operations.

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Assets

Name of the intangible asset	A&I machine learning program
What the intangible assets is to be used for	Contains algorithms and code to analyze large portions of data within closed portfolio of items in order to set their best performing distribution within the portfolio.
Duration for the construction / completion of the intangible assets	Development started in 2018 and continues to present time. Company has several consultants and pays data and servers to upgrade and finalize the system.
Expectation of revenue generation from the asset	The asset currently generates app USD 1,5 million per year and we expect from 2023 to produce USD 2,5 million as we are able to offer upgraded version to more clients.
Expected useful life of the assets upon completion	Based on the recommendation from the system developers and technological changes the company policy is to amortize A & I Learning Program for 3 years. The company will conduct an annual impairment test to reassess our assumptions on the estimated useful life.
Amortization	The company amortizes the asset at 33.33% per annum using the straight method.
Amount expended on research.	Research expenses are currently USD 5,032,230 including initial acquisition of the asset and continues investments into data, consultants and servers. These expenses don’t include general costs, marketing and other indirect costs occurred during the time.

Development Projects

Name of the asset	Real Estate Development Projects
what the assets is to be used for	It contains project plans, budgets, permits and zoning rights for large project in Europe, Czech Republic.
Duration for the construction / completion of the assets	We are hiring consultants that are proceeding the works on the asset and we expect completing in 1Q 2023.
Expectation of revenue generation from the acquisition of the asset	Asset will be sold to third party for highest bid, we expect to sell for app USD 3 million. Our sell process already started, we entertain several developers that are interested in the project acquisition.
Expected useful life of the assets upon completion	It’s a project, will be valid for 10 years after completion.
Amount expended on research	The cost to produce this asset is currently USD 2,757,700 and contains works of people and acquisition of initial project.

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Managed Real Estate Projects

Name of the asset	Managed Real Estate Projects
what the assets is to be used for	Asset with name “Tundra’ that is expressly large residential project we acquired as a company and we are finalizing project works to sell this project in 1Q 2023.
Duration for the construction / completion of the intangible assets	We are hiring consultants that are proceeding the works on the asset and we expect completing in 2Q / 2023.
Expectation of revenue generation from the acquisition of the asset	Asset will be sold to third party for highest bid, we expect to sell for app USD 9 million. Our sell process already started, we entertain several developers that are interested in the project acquisition.
Expected useful life of the assets upon completion	It’s a project, will be valid for 10 years after completion.
Amount expended on research.	The cost to produce this asset is currently $ 9,171,659 and contains our efforts as well as and the acquisition of initial project. We already sold $2,000,000 with $100,000 profit so actual value is $7,171,659

Movie projects

Name of the intangible asset	Movie Projects
what the intangible assets is to be used for	We invest into movie development projects and this asset class contains intellectual rights to books, movies, scripts. We further develop the asset via developing complete movie script that is further offered to large distribution studios in entertainment industry that will sell the project so BOXO can produce the asset to full movie. Assets as well can be separately sold if there is buyer with interest.
Duration for the construction / completion of the intangible assets	Each movie asset needs 15-18 months to reach completion.
Expectation of revenue generation from the acquisition of the asset	Asset once pre-sold to distributor receives 40% margin revenue and once in cinemas and /or online streamers, BOXO receives revenue share in share of 15-25%.
Expected useful life of the assets upon completion	Movie asset package has expected value for 15 years.
How the assets is to be amortized	The company amortizes the asset at 20% per annum using the straight method.
Amount expended on research	The cost to produce this asset is currently $ 10,086,617 and contains works of people, licences and acquisition of initial project.

COVID-19 outbreak

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, workforce, and customers and created significant volatility and disruption of financial markets. It has also disrupted the normal operations of many businesses, including ours. This outbreak could decrease spending, adversely affect demand for our services and harm our company and the results of operations. It is not possible for us to predict the duration or magnitude of the adverse consequences of the outbreak and its effects on our business or the results of operations at this time.

Liquidity and Capital Resources.

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis.

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We had $24,159 cash on hand on December 31, 2022. This is adequate for our planned operations through the end of 2022. In addition, we anticipate approximately $2,150,000 in revenue from second sale process of our real estate assets to be received during 1Q 2023 and other receivables for Elisee and our management services in the amount of $489,910. To build the BOXO brand fully, the Company intends to rely on increased net income and cash inflow in the coming year. In addition, we also plan to receive additional investments for our business through private equity sales. However, we can give no assurance that we will realize the goals.

Our receivables are mainly due from clients using Elisee software as the clients were experiencing high market volatility and delayed several payments. The situation is resolvingand management anticipates that all delayed payments should be done received during Q1 2023.

Our billing for Elisee is generally quarterly, with payment up to 60 days, thus creating a need for working capital.

Our contracts for Elisee are generally 24 months, providing stable revenue and cash flow. We are engaged in the production of three movies, where the first one should provide revenue during 1Q of 2023 and the others near the end of 2023. Our movie industry investments appear on our balance sheet as these are not costs but direct investments as we acquire intellectual property in target movie companies. Each movie is produced in separate company so risk of failure is mitigated for Livento as a holding company.

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Our debt is mainly operational liabilities, including one $61,400 loan and payments for rent, professional fees, and marketing. We will pay these outstanding amounts as they come due and our receivables come in the company. The Loan is to be repaid in 1Q 2023, and we believe our cash flow will be sufficient to pay it.

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources and would be considered material to investors.

Item 3. Properties.

Property, plant and equipment

Our property, plant, and equipment on December 31, 2022, consists of our software product, a budgeted and planned real estate project, and BOXO Productions projects.

Livento is finalizing the sale of second part of its real estate project in a suburb of Prague that was fully pre-sold in 2021. Our internal team managed this project from land acquisition through project planning and realization. The project was financed by 65% by bank loans which will be repaid on the sale of the units.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding our shares of common stock beneficially owned as of December 31, 2022, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to own any shares beneficially: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For this table, a person or group of persons is deemed to have “beneficial ownership” of shares of common stock that such person has the right to acquire within 60 days of December 31, 2022. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons have the right to acquire within 60 days of December 31, 2022, are deemed to be outstanding but is not deemed to be outstanding to compute the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address set forth on the cover of this report.

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Name and address of beneficial owner	Number of Shares Owned (1)	Percent of Class (2)

David Stybr (3)	0	0%

Justin Mathews	0	0%

David Zich	0	0%

Bryon Jackson, MBA	0	0%

Simon Sandoval	0	0%

Michal Zelezny	0	0%

All officers and Directors as a group (6 persons) (3)	0	0%

1.	Does not account for the shares of Series A Preferred Stock which have 51% of the voting power of the Company and are held solely by David Stybr.
2.	Based on shares of common stock outstanding as of December 31, 2022 of 227,001,268 shares.
3.	Does not include 100 shares of super voting preferred stock which gives Mr. Stybr effective control of the Company.

Item 5. Directors and Executive Officers.

Our directors and executive officers and additional information concerning them are as follows:

Name	AGE	Position(s)	Holds shares
David Stybr	39	President and Chief Executive Officer and a Director	100 Series A Preferred stock

Justin Mathews	49	VP Investor Relations and a Director	N/A

David Zich	27	Treasurer and Secretary	N/A

Bryon Jackson, MBA	41	Chief Financial Manager	N/A

Michal Zelezny	50	Director	N/A

Simon Sandoval	49	Director	N/A

David Stybr

David Štýbr has been the CEO of Livento Group since 2015 and is the founder of BOXO. He manages the Company’s business operations, projects, and team. Štýbr’s previous roles include being the CEO of OTT Ventures, a venture capital company, from 2018 to 2021, the various executive positions at CPI Property Group, and its affiliate CPI Byty, a real estate manager and operator, from 2015 to 2018.

27

Justin Mathews

Justin Mathews has been VP Investor Relations and a Director of Livento Group and its subsidiary BOXO since 2020. He is responsible for identifying, building, and maintaining relationships with the private investor community. He also sources investment opportunities and creates and maintains relationships with the Company’s partners. Previously, Mathews held various roles at Morgan & Banks Australia, TMP Worldwide (now TMP Worldwide Advertising & Communications LLC), and IMSG PLC, from 2011 till 2018, and from 2018 to the present has been the principal and founder of Human Capital Advisory Group, a provider of HR services.

David Zich

David Zich has been the Secretary and Treasurer of the Company and BOXO 2022. He is responsible for the Company’s operational management activities, including change management, internal and external communication, human resources, and strategic metrics. Before his current role, Zich was a key account manager and later a sales manager at a hospitality timeshare company from 2018 to 2022 and a project manager at Euro Dot from 2020 to 2022.

Bryon Jackson, MBA

Mr. Jackson was appointed our Chief Financial Manager in December 2022. Mr Jackson was independent consultant for years 2015 – 2022. During last 5 years, Mr Jackson is consultant working for companies listed on OTC markets and NASDAQ to provide leadership and support in the accurate and timely preparation, review and filings of all SEC external financial reports such as: Forms 10-K, 10-Q, Proxy and 8-Ks; investor-reporting related items and Regulatory Reports; FFIEC Call Report 041 Report of Condition and Income; Federal Reserve FR Y-9C Consolidated Financial Statements for Holding Companies, FR Y-9LP Parent Company Only Financial Statements for Large Holding Companies, FR Y-10 Report of Changes in Organizational Structure; CCAR 14Q/M/A, FR2052A, 6G, FRY-7 to 11, TICs, FFIEC009/002, FR2900 all and other regulatory reports as required.

Simon Sandoval

Was appointed to our board on 1th of May, 2022 and is a cross border project and corporate finance consulting specialist focused on helping businesses solve the complex challenges facing their projects today. He is private finance specialist with merchant banking, private equity and M&A experience across several continents. He worked on real estate and venture capital transactions throughout Europe, Latin America and parts of Africa and Asia as well, from large infrastructure projects to more targeted niche work such as advising emerging fund managers on institutional investor campaigns outside of the US.

Mr Sandoval has been an independent consultant since 2011.

Michal Zelezny

Was appointed to our board on 1th of May, 2022 and has 20 years of experience in residential development and real estate projects. He worked on projects in a operational management, tenders, construction process control and development process. Last ten years he as been CEO of Facebrick sro, company selling brick and providing real estate contruction works in Czech republic and other European countrires and as well independent consultant to business in the real estate business in Czech republic.

During the past five years, there have been no events under any bankruptcy act, no criminal proceedings, and no judgments, injunctions, orders, or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter, or control person of the Company, including any allegations (not subsequently reversed, suspended or vacated), permanent or temporary injunction, or any other order of any federal or state authority or self-regulatory organization, relating to activities in any phase of the securities, commodities, banking, savings, and loan, or insurance businesses in connection with the purchase or sale of any security or commodity, or involving mail or wire fraud in any business.

There are no family relationships among our officers and directors.

28

Item 6. Executive Compensation.

CEO of the Company is entitled to receive $12,000 per month, and Mr. Mathews is entitled to $8,000 per month pursuant to consulting agreements that are cancellable by either party on one month’s notice in the case of Mr. Matthews and three months’ notice in the case of Mr. Stybr.

The Company may adopt a share benefit program or other stock or option compensation plan in the future.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

On 24th of March, 2022, Livento Group, LLC, a company controlled be Mr. Stybr, transferred 100% of its shares to Nugene International Inc in exchange of A class voting shares and C class shares, of net assets, this was an exchange of equity interests between entities under the control of the same parent.

Nugene International Inc, recognized the net assets received at historical carrying amounts, as reflected in the parent’s financial statements of Livento Group, LLC.

On January 26, 2020, Emergent, LLC (“Emergent”), a Nevada LLC controlled by Milan I Hoffman, was appointed the custodian of the Company and proceeded to revive the Company’s existence and resolve its outstanding indebtedness. This was completed as to all indebtedness except for one convertible rate promissory note of $120,000. In March 14th, 2022, Ms. Hoffman sold her Series A Preferred stock in the Company and certain shares of Series C Preferred Stock to Livento Group, LLC. Also in March 2022, David Stybr, our CEO and the sole owner of Livento Group, LLC, agreed to contribute Livento Group, LLC to the Company in exchange for a transfer to him of the Series A Preferred Stock which gave Mr. Stybr voting control of the Company. The Series C Preferred Stock purchased by Livento Group, LLC was cancelled. As a result of these transactions our current operations are the operations of Livento Group, LLC.

David Stybr, CEO and Founder inserted the shares of Livento Group LLC into NuGene International, Inc. and received A class voting shares and 5 mil of C class shares. On 15th of May, 2022, David Stybr decided that it is in the best interests of the Company and its shareholders that each of the 5,000,000 issued and outstanding shares of Series C Convertible Preferred Stock held by David Stybr, be returned to designated, authorized, but unissued status, so that the Corporation can proceed to enter transactions for the benefit of shareholders.

Item 8. Legal Proceedings.

There is no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it. The Company is considering bringing litigation to resolve its possible liabilities under a variable rate convertible note which we believe is not legal under the New York law the note recites as governing. However, we have not commenced this litigation as of the date of this filing.

29

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our Common Stock is included on the Pink Sheets under the Symbol NUGN and is currently quoted at $0.065 with active trading. There are approximately 69 holders of record of our common stock. Other holders have their stock deposited at brokers and their shares are in street name.

We have not paid any cash dividends to date, but should the company’s needs allow it, the Board of Directors intends to declare dividends from future earnings.

We have not authorized the issuance of securities under retirement, pension, profit sharing, stock option, or other equity compensation plans.

The last reported closing price was $0.064 on FEBRUARY 24, 2023.

Period			High	Low
October 1, 2022	-	December 31, 2022	.120	.050
July 1, 2022	-	September 30, 2022	.198	.027
April 1, 2022	-	June 30, 2022	.200	.014
January 1, 2022	-	March 31, 2022	.065	.004
October 1, 2021	-	December 31, 2021	.048	.007
July 1, 2021	-	September 30, 2021	.045	.005
April 1, 2021	-	June 30, 2021	.023	.004
January 1, 2021	-	March 31, 2021	.018	.003
October 1, 2020	-	December 31, 2020	.008	.002
July 1, 2020	-	September 30, 2020	.019	.003
April 1, 2020	-	June 30, 2020	.037	.001
January 1, 2020	-	March 31, 2020	.003	.001

Item 10. Recent Sales of Unregistered Securities.

During the past two fiscal years, the Company has issued the following shares of common stock without registration:

17,760,000 shares of common stock were issued in connection with conversions of convertible promissory notes. These shares were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering, and the Company instructed its transfer agent that such shares were to have a restrictive legend pending the receipt of an appropriate opinion of counsel.

30

107,232,803 shares of common stock were issued in connection with the settlements of outstanding convertible promissory notes. These shares were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering, and the Company instructed its transfer agent that such shares were to have a restrictive legend pending the receipt of an appropriate opinion of counsel.

55,254,666 shares of common stock were issued to investors on privately negotiated transactions for cash. These shares were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering and the Company instructed its transfer agent that such shares were to have a restrictive legend pending the receipt of an appropriate opinion of counsel.

29,517,720 shares were issued for services. These shares were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering and the Company instructed its transfer agent that such shares were to have a restrictive legend pending the receipt of an appropriate opinion of counsel.

6,000,000 shares of common stock were issued upon automatic conversion of the Company’s former Series A Preferred Stock in accordance with its terms. The transaction was exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended, as a transaction between an issuer and its existing security holders, and the Company instructed its transfer agent that such shares were to have a restrictive legend pending the receipt of an appropriate opinion of counsel.

Item 11. Description of Registrant’s Securities to be Registered.

This description of our securities is a summary only of specific provisions contained in our Certificate of Incorporation and is qualified in its entirety by reference to the complete terms contained therein.

Common Shares

The Company’s Certificate of Incorporation authorizes the Company to issue an aggregate of 500,000,000 shares of Common Stock, a par value of $0.0001 per share. As of December 31, 2022, 227,001,268 shares of our Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share in dividends, if any, as the Board of Directors may declare from time to time out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Holders of Common Stock do not have cumulative or preemptive rights.

31

Super Voting Shares

The Company has designated and issued 100 shares of Series A Preferred stock. The owner of these shares has 51% of all voting rights, regardless of the number of other shares issued. Our CEO, David Stybr, owns all of these shares and can control our affairs.

Series C and Series D Preferred Shares

We have designated 10,000,000 shares as Series C Preferred Stock and 1,000,000 shares as Series D Preferred Stock. As of December 31, 2022, 1,204,426 shares of our Series C Preferred Shares were issued and outstanding, and 211,344 shares of Series D Preferred Stock were outstanding and issued. Each share of Series C or Series D Preferred Stock converts into 100 shares of common stock as the common stock is presently constituted but has no rights to dividends. Upon liquidation of the Company, holders of Series C or Series D Preferred Stock will receive such amount as the holder would have received had they converted to common stock immediately before the liquidation. The only difference between the Series C Preferred Stock and the Series D Preferred Stock is that the Series C Preferred Stock is not adjusted for stock splits and combinations. At the same time, the Series D Preferred Stock will have a proportional adjustment, and holders of Series C Stock may not affect a conversion that would place their total ownership of the shares of common stock above 4.99% of the outstanding.

Debt Securities

As of the date of this registration statement, we have not issued any debt securities. There is one outstanding variable rate note in the original principal amount of $120,000. Management believes that this note is null and void under applicable law and is considering litigation against the holder of the note. The note can substantially dilute the common stock if not resolved through litigation or settled.

The note was issued on 31st of October 2016 to Kodiak Capital Group LLC, with a 5% per annum stated interest rate. The note provides for interest, penalties, pre-payment penalties, and the right to convert substantially below the current market price of our stock. Management believes that the note would be considered criminally usurious under current New York law (the note states that it is to be governed by New York law).

Warrants

As of the date of this registration statement, we have not issued any warrants, options, or other securities which are convertible into or exercisable for shares of our Common Stock other than the preferred stock described above.

Other Securities to Be Registered

We are not registering any securities other than our Common Stock in this registration statement.

32

Item 12. Indemnification of Directors and Officers.

Under Nevada Law and our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. Concerning a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding and if the officer or director is judged liable only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Item 13. Financial Statements and Supplementary Data.

Set forth below is a list of our financial statements included in this registration statement on Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements.	Following the Signature Page

(b)	Exhibits.

33

Exhibit No.	Description

3.1	Certificate of Incorporation. Incorporated by reference to Exhibit 3(i) of the Company’s Registration Statement on Form S-1 File Number 333-192997 filed December 20, 2013.
3.2	Bylaws. Incorporated by reference to Exhibit 3(ii) of the Company’s Registration Statement on Form S-1 File Number 333-192997 filed December 20, 2013.
3.3	Certificate of Amendment to the Certificate of Incorporation filled December 23, 2014. Previously Filed.
3.4	Certificate of Amendment to the Certificate of Incorporation filled January 5, 2015. Previously Filed.
3.5	Certificate of Designation of old Series A Preferred Stock. Previously Filed,
3.6	Certificate of Designation of Series B Preferred Stock. Previously Filed.
3.7	Certificate of Change filed April 3, 2021. Previously Filed,
3.8	Certificate of Change of Certificate of Designation filed April 12, 2021. Previously Filed,
3.9	Certificate of Change filed July 14, 2021. Previously Filed,
3.10	Certificate of Designation of Series C Preferred Stock as amended and restated. Previously Filed,
3.11	Certificate of Designation of Series D Preferred Stock. Previously Filed,.
3.12	Certificate of Designation of new Series A Preferred Stock. Previously Filed.
3.13	Certificate of Amendment, name change. Previously Filed.
10.1	Consulting Agreement between the Company and David Stybr. Previously Filed.
10.2	Consulting Agreement between the Company and Justin Mathews. Previously Filed.
10.3	Order appointing custodian of the Corporation. Previously Filed,
10.4	Stock Purchase Agreement, March 2022. Previously Filed,
10.5	Agreement, dated March 31, 2022, between David Stybr and Livento Group, LLC. Previously Filed,

34

LIVENTO GROUP, INC

(Formerly Nugene International Inc.)

35

Report of Independent Registered Public Accounting Firm

To the Director and members of Livento Group, Inc

We have audited the accompanying balance sheets of Livento Group, Inc (the “Company”) as of December 31, 2022, and 2021 the related statements of operations, and cash flows, for each of the two years in the period ended December 31, 2022, and 2021, and the related notes collectively referred to as the “financial statements”.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022, and 2021, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate. As of December 31, 2022, there are no critical audit matters to be communicated.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company’s auditor since November 2022.

February 22nd, 2023.

Lagos, Nigeria

36

Livento Group, INC

(Formerly Nugene International Inc.)

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021

ASSETS
Current Assets:
Cash	24,159	484,183
Account receivables	489,910	-
Other current assets	121,460	-
Total Current Asset	635,529	484,183

Non-Current Assets
Long term investments	9,952,880	11,929,359
Intangible Assets (net)	11,648,169	7,927,800
	21,601,050	19,857,159
Total Assets	$22,236,579	$20,341,342

LIABILITIES AND MEMBERS EQUITY
Current Liabilities:
Account Payable	139,530	258,900
Co-Investments	3,046,017	-
Short term business loan	62,549	-
Total current liabilities	$3,248,096	$258,900

Stockholder’s Equity:
Preferred stock Class C, $0.0001 par value, 10,000,000 shares Authorized, 1,204,426 shares issued at 12/31/2022 and 24,000,000 shares authorized, 100 shares issued at 12/31/2021.	120	-

Preferred stock Class D $0.01 par value, 1,000,000 shares Authorized, and 211,344 issued at 12/31/2022 and 0 shares issued at 12/31/2021.	2,113	-

Common stock, $0.0001 par value, 500,000,000 shares Authorized, 227,001,268 shares issued at 12/31/2022 and 800,000,000 shares authorized, 765,895,613 shares issued at 12/31/2021.	22,700	76,590

Additional paid-in capital	32,493,023	32,074,932
Accumulated deficit	(13,529,475)	(12,069,080)
Stockholders’ Equity	$18,988,482	$20,082,442

Total Liabilities and Stockholder’s Equity	$22,236,579	$20,341,342

The accompanying notes are an integral part of these consolidated financial statements.

37

Livento Group, INC

(Formerly Nugene International Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Revenue	$1,966,202	$1,840,866
Cost of revenue	3,044,526	1,165,030
Gross Margin	(1,078,324)	675,836

General and Admin Expense	358,231	334,767
Professional Fee	120,750	574,009
Rent Expense	3,366	87,100
	482,347	995,876
Taxation	-	-
Loss from operations	(1,560,672)	(320,039)
Other Income / (Expense)	100,277	(281)
Net loss for the year	$(1,460,395)	$(320,320)

The accompanying notes are an integral part of these consolidated financial statements.

38

LIVENTO GROUP, INC

(Formerly Nugene International Inc)

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Series C Preferred Stock		Series D Preferred Stock		Common stock		Additional		Total
	No. of shares	Amount	No. of shares	Amount	No. of shares	Amount	Paid in capital	Accumulated Deficit	Shareholders’ equity
Balance as of January 1, 2021,	1,917,720	$192	-	$-	59,254,155	$5,925	$21,918,062	$(11,748,760)	$10,175,419
Net Loss for the year ended	-	-	-	-	-	-	-	(320,320)	(320,320)
Shares conversion	(1,917,620)	(192)	-	-	1,917,620	192	-	-	-
Shares issued for services	-	-	-	-	704,723,838	70,473	10,156,871	-	10,227,343
Balance as of December 31, 2021	100	-	-	-	765,895,613	76,590	32,074,932	(12,069,080)	20,082,442

Balance as of January 1, 2022	100	$-	-	$-	765,895,613	$76,590	$32,074,932	$(12,069,080)	$20,082,442
Net loss for the year	-	-	-	-	-	-	-	(1,460,395)	(1,460,395)
Common shares	-	-	-	-	(538,894,345)	(53,890)	-	-	(53,890)
Preferred C stock issued	1,204,326	120	-	-	-	-	-	-	120
Preferred D stock issued	-	-	211,344	2,113	-	-	-	-	2,113
Additional paid in capital	-	-	-	-	-	-	418,090	-	418,090
Balance as of December 31, 2022	1,204,426	$120	211,344	$2,113	227,001,268	$22,700	$32,493,023	$(13,529,475)	$18,988,482

The accompanying notes are an integral part of these consolidated financial statements.

39

LIVENTO GROUP, INC

(Formerly Nugene International Inc)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 2022	For the Year Ended December 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,460,395)	$(320,320)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	2,420,530	820,030
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	51,836	248,900
Account and other receivables	(489,910)
Net Cash Used in Operating Activities	522,061	748,610

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Intangible Assets	(6,371,016)	(3,847,200)
Disposal of movies project	-	-
Long term Investments	1,976,489	(6,646,870)
Net Cash Used in Investing Activities	(4,394,538)	(10,494,070)

CASH FLOWS FROM FINANCING ACTIVITIES:
Co-Investment	3,046,017	-
Preferred stock	2,234	(192)
Common stock issued	(53,889)	70,664
Additional Paid in capital	418,091	10,156,871
Net Cash Provided by Financing Activities	3,412,452	10,227,343

NET INCREASE IN CASH	(460,025)	481,883

CASH AT BEGINNING OF YEAR	484,183	2,300
CASH AT END OF YEAR	$24,159	$484,183

The accompanying notes are an integral part of these financial statements.

40

LIVENTO GROUP, INC.

Notes to Consolidated Financial Statements

December 31, 2022, and 2021

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Nugene International, Inc (formerly Bling Marketing) was incorporated in Nevada. On March 24, 2022, Livento Group LLC announced the acquisition of NUGN and confirmed a change in its business model, redirecting its focus to Livento’s three primary sectors; real estate finance & development, artificial intelligence, machine learning technology, and film and television production.

Livento Group LLC was acquired by Nugene International Inc, and the transaction was accounted for on a historical cost basis of Nugene International Inc i.e. (Ultimate Parent Basis). The Members capital of Livento Group LLC was recorded in the Additional paid in capital of Nugene International Inc.

Livento Group LLC was incorporated on 01/10/2020 in Delaware, USA. The business purpose of the company is management and business holding company for real estate and artificial intelligence services. Its focus in real estate is on residential development in Czech Republic and in artificial intelligence development of portfolio software used by asset managers to determine best mix of stocks from selected index.

Change in Control

Nugene International Inc. issued its 100 units of class A preference shares delivering 51% control and 5,000,000 units of Class C preference shares in acquisition of all the identifiable assets and Liabilities of Livento Group LLC.

The company’s registered office is located in the State of Delaware, 19 Holly Cove Ln., City of Dover, Kent, 19901, Head office on 17 State Street, Suite 4000, New York, NY, 10004.

The Company’s founder and director is David Stybr

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis of Consolidation

The consolidated financial statements include the financial statements of Nugene International, Inc and Livento Group, LLC, and BOXO Production Inc. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in its accounts. Management believes the Company is not exposed to any significant credit risk on cash.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. As of December 31, 2021, and 2022 there is $484,183 and $24,159 in cash equivalent.

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Accounts Receivable

Management reviews accounts receivable periodically to determine if any receivables will potentially be uncollectible. Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, economic conditions, and our historical write- off experience, net of recoveries. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company’s allowance for doubtful accounts was $0 and $0 as of December 31, 2022, and December 31, 2021, respectively.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2022 and 2021.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company recognizes software service fees over time as performance obligations are satisfied over the life of the service, usually, with an average duration of one year. Payments received in advance from customers are recorded as “Deferred revenues.” Such advance payments received are non-refundable after the thirty days refund period.

The cost of revenue consists primarily of the outsourced information technology support service, internal employees, consultants, service charges for cloud computing, and related expenses, which are directly attributable to the revenues.

42

S/N	Type of services	Nature, Timing of satisfaction of performance obligation and significant payment terms	Revenue Registration
1	Income from Elissee Software	Elisee involves in the business of analysis of data sets for DJIA and DAX indexes. The contracts for Elisee are generally for 12 months. The billing for Elisee is quarterly with 60 days collection period.	Revenue is recognized by the company not only when delivery note and invoice has been signed and confirmed by the customer, but at the end of each quarter over the 12 months period after service has been delivered to the customers.

When the company expects to be entitled to breakage (forfeiture of substandard services), the company recognizes the expected amount of breakage in proportion to the services provided versus the total expected network services to be provided. Any unexpected amounts of breakage are recognized when the unused value of network services expire

2	Management service income

The company rendered Management services to (Retinvest-AB, Thun Development Services) contains real estate development services mainly, but not limited to: - budgeting

- contract check and preparation

-project works

- reporting and control of works

- analysis of available land opportunities acquisitions

The company recognize revenue when the services have been provided

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

43

Recently Issued Accounting Pronouncements

Topic 606, Revenue from Contracts with Customers, of the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC). The guidance in ASC 606 was originally issued by the FASB in May 2014 in Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). Since then, the FASB has issued several ASUs that have revised or clarified the guidance in ASC 606. The Company is in the process of evaluating the impact of this accounting standard update.

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The guidance is effective for interim and annual periods beginning after December 15, 2018.

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 31, 2018 and interim periods in fiscal years beginning after December 31, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – PREFERRED STOCK AND STOCKHOLDERS DEFICIT

Amendments to Articles of Incorporation

On September 6th, 2022, the Company amended its Articles of Incorporation giving its Board of Directors the power to issue up to 500,000,000 shares of Common Stock, and to fix the rights, preferences and privileges of each class of common stock so created. No shareholder approval is required in connection with the creation of classes of preferred stock under this authority and the setting of the rights, preferences, and privileges of such shares. The Board of Directors acted to create new series of preferred shares, Series D Preferred Stock.

Series C Preferred Stock

On December 31, 2022, Livento Group, Inc had total 1,204,426 shares of our Series C Preferred Shares. The Series C Preferred Shares have preference in liquidation and are convertible into common shares. The Board believes that this was necessary so that the Company maintains a consistent vision going forward that can only be achieved if the Founder’s vision is maintained. This vision is the same vision that all current shareholders bought into as evidenced by their investment into the Company. To ensure that the founder’s vision is maintained, it is necessary that no outsider person or group can gain voting control from the founder as the Company.

Series D Preferred Stock

Series D Preferred Stock are Preferred which allows the Board of Directors to subdivide and/or determine the rights, privileges, and other features of this stock. Till December 31, 2022, the Company issued 211,344 Series D preferred shares from 1 million (1,000,000) shares authorized. The par value is $0.01 per share.

44

NOTE 4– INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

NOTE 5 – COMMON-CONTROL TRANSACTION - ASC 805-50

Livento Group, LLC Transfer 100% of its shares to Nugene International Inc in exchange of A class voting shares and C class shares, of net assets, this was an exchange of equity interests between entities under the control of the same parent.

Nugene International Inc, recognize the net assets received at historical carrying amounts, as reflected in the parent’s financial statements of Livento Group, LLC.

On January 26, 2020, Emergent, LLC (“Emergent”), a Nevada LLC controlled by Milan I Hoffman, was appointed the custodian of the Company and proceeded to revive the Company’s existence and resolve its outstanding indebtedness. This was completed as to all indebtedness except for one convertible rate promissory note of $120,000. In March 14th, 2022, Ms. Hoffman sold her Series A Preferred stock in the Company and certain shares of Series C Preferred Stock to Livento Group, LLC. Also in March 2022, David Stybr, our CEO and the sole owner of Livento Group, LLC, agreed to contribute Livento Group, LLC to the Company in exchange for a transfer to him of the Series A Preferred Stock which gave Mr. Stybr voting control of the Company. The Series C Preferred Stock purchased by Livento Group, LLC was cancelled. As a result of these transactions our current operations are the operations of Livento Group, LLC.

David Stybr, CEO and Founder inserted the shares of Livento Group LLC into NuGene International, Inc. and received A class voting shares and 5 mil of C class shares.

45

Concentration of Revenues

Livento Group, Inc. & Livento Group LLC

Profit & Loss Prev. Years Comparison

Accrual Basis

As of December 31, 2022, December 31, 2021, and December 31, 2020

	Dec 31, 2022	Dec 31, 2021	Dec 31, 2020
Ordinary Income/Expense
Income
Revenues	1,966,202	1,840,866	1,570,297
Sales Discounts	0	0	0
Total Income	1,966,202	1,840,866	1,570,297

Cost of Goods Sold
Merchant Account Fees	0	0	0
Professional fees RTS	393,879	345,000	267,000
Amortization RTS	2,650,647	820,030	0
Total COGS	3,044,526	1,165,030	267,000

Gross Profit	-1,078,324	675,836	1,303,297

Expense
Advertising & marketing	55,112	0	0
Computer and Internet Expenses	0	334,500	88,000
Bank Charges	1,048	267	267
Commissions & fees	15,292	0	0
Contract labor	129,467	0	0
Contractors	5,500	0	0
General business expenses	33,073	0	0
Interest paid	21,954	0	0
Legal & accounting services	55,272	0	0
Professional Fees	120,750	574,009	316,000
Office expenses	2,421	0	0
Payroll expenses	42,000	0	0
Rent	3,366	87,100	0
Travel	7,093	0	0
Uncategorized Expense	0	0	0
Total Expense	482,347	995,876	404,267

Net Ordinary Income	-1,560,672	-320,039	899,030

Other Income/Expense
Other Income	100,001	0	0
Other Expense	-276	281	0
Net Other Income	100,277	-281	0

Net Income	-1,460,395	-320,320	899,030

46

NOTE 6 – LONG TERM INVESTMENTS

Long-term investments for movies is $10,086,617. And was accounted for, using accounting policy for Revenue Recognition, ASC 606 five step model.

Managed Real Estate Projects

Name of the asset	Managed Real Estate Projects
what the assets is to be used for	Asset with name “Tundra’ that is expressly large residential project we acquired as a company and we are finalizing project works to sell this project in 1Q 2023.

Duration for the construction / completion of the intangible assets	We are hiring consultants that are proceeding the works on the asset and we expect completing in 2Q / 2023.

Expectation of revenue generation from the acquisition of the asset	Asset will be sold to third party for highest bid, we expect to sell for app USD 9 million. Our sell process already started, we entertain several developers that are interested in the project acquisition.

Expected useful life of the assets upon completion	It’s a project, will be valid for 10 years after completion.

Amount expended on research.	The cost to produce this asset is currently USD97,171,659 and contains works of people and acquisition of initial project. Company already sold $2,000,000 with $100,000 profit so actual value is $7,171,659

Acquisition of Long-Term Investment - Real Estate Projects
Date	Note	Amount
03/10/2020	Long-term investments: Real Estate Projects	5,045,789
10/07/2021	Long-term investments: Real Estate Projects	4,125,870
09/06/2022	Sales of Part of investment	-2,000,000
TOTAL		7,171,659

Development Projects

Name of the asset	Real Estate Development Projects
what the assets is to be used for	It contains project plans, budgets, permits and zoning rights for large project in Europe, Czech Republic.

Duration for the construction / completion of the assets	We are hiring consultants that are proceeding the works on the asset and we expect completing in 1Q 2023.

Expectation of revenue generation from the acquisition of the asset	Asset will be sold to third party for highest bid, we expect to sell for app USD 3 million. Our sell process already started, we entertain several developers that are interested in the project acquisition.

Expected useful life of the assets upon completion	It’s a project, will be valid for 10 years after completion.

Amount expended on research	The cost to produce this asset is currently USD 2,757,700 and contains works of people and acquisition of initial project.

Acquisition of Long-Term Investment - Real Estate Projects
Date	Note	Amount
07/09/2020	Long-term investments: Dev Project Resi Duke	236,700
03/09/2021	Long-term investments: Dev Project Resi Duke	1,467,000
09/09/2021	Long-term investments: Dev Project Resi Duke	1,054,000
TOTAL		2,757,700

47

NOTE 7 – INTANGIBLE ASSETS

These Intangible Assets are in the form of Movies and A&I Machine learning programs, acquired by Licensing agreements and other costs for development from August 25th, 2020 to December 31st, 2022. The accounting policy used for Revenue Recognition is ASC 606 five step model. The details below are the license terms of the movies and A&I machine learning program.

Movie projects

Name of the intangible asset	Movie Projects
what the intangible assets is to be used for	We invest into movie development projects and this asset class contains intellectual rights to books, movies, scripts. We further develop the asset via developing complete movie script that is further offered to large distribution studios in entertainment industry that will sell the project so BOXO can produce the asset to full movie. Assets as well can be separately sold if there is buyer with interest.

Duration for the construction / completion of the intangible assets	Each movie asset needs 15-18 months to reach completion.

Expectation of revenue generation from the acquisition of the asset	Asset once pre-sold to distributor receives 40% margin revenue and once in cinemas and /or online streamers, BOXO receives revenue share in share of 15-25%.

Expected useful life of the assets upon completion	Movie asset package has expected value for 15 years.

How the assets are to be amortized	The company amortizes the asset at 20% per annum using the straight method.

Amount expended on research	The cost to produce this asset is currently USD 10,086,617 and contains works of people, licenses, and acquisition of initial project.

Acquisition of Intangible Asset - Movies
Date	Note	Amount
08/25/2020	Script Carnival Killers acquisition	1,050,600
09/10/2020	Script writers Carnival	530,000
08/24/2021	Script writers Carnival	1,660,000
11/11/2021	Producer fees	475,000
03/05/2022	Running Wild works	205,000
05/04/2022	Running Wild works	50,000
05/04/2022	Running Wild works	50,000
05/04/2022	Running Wild works	50,000
07/18/2022	Carnival Killers works	40,000
07/18/2022	Kids Movie 1	100,000
09/14/2022	Kids Movie 1 script	525,000
09/14/2022	Movie X script	525,000
09/14/2022	Producers works Movie BR	525,000
09/14/2022	Movie X script writers	525,000
09/25/2022	TV Series	2,916,017
10/13/2022	Producer Works Script	30,000
10/19/2022	Movie X script writters	600,000
11/10/2022	Producer Work Movie BR	30,000
11/28/2022	R. U. ROBOT s.r.o. Savage	100,000
12/09/2022	Director Work Movie BR	30,000
12/23/2022	Director Work Movie BR	20,000
12/29/2022	Kids Movie 1 script	50,000
TOTAL		10,086,617

Amortization of Intangible Asset - Movies
Date	Note	Amount
12/31/2021	Amortization Q4_2021	105,441
TOTAL	Amortization 2021	105,441

Date	Note	Amount
03/31/2022	Amortization Q1 2022	185,780
06/30/2022	Amortization Q2 2022	185,780
09/30/2022	Amortization Q3 2022	202,280
10/01/2022	Amortization Q3 2023	399,397
TOTAL	Amortization 2022	973,237

Net value of Intangible Asset - Movies		9,007,939

48

A&I machine learning program - Elisee

Name of the intangible asset	A&I machine learning program - Elisee
What the intangible assets is to be used for	Contains algorithms and code to analyze large portions of data within closed portfolio of items in order to set their best performing distribution within the portfolio.

Duration for the construction / completion of the intangible assets	Development started in 2018 and continues to present time. Company has several consultants and pays data and servers to upgrade and finalize the system.

Expectation of revenue generation from the asset	The asset currently generates app USD 1,5 million per year and we expect from 2023 to produce USD 2,5 million as we are able to offer upgraded version to more clients.

Expected useful life of the assets upon completion	Based on the recommendation from the system developers and technological changes the company policy is to amortize A&I Learning Program for 3 years. The company will conduct an annual impairment test to reassess our assumptions on the estimated useful life.

Amortization	The company amortizes the asset at 33.33% per annum using the straight method.

Amount expended on research.	Research expenses are currently USD 5,032,230 including initial acquisition of the asset and continues investments into data, consultants, and servers. These expenses don’t include general costs, marketing and other indirect costs occurred during the time.

Acquisition of Intangible Asset - Elisee
Date	Note	Amount
01/10/2020	Elisee System Development	2,500,000
03/25/2020	Elisee System Development	70,030
06/30/2020	Elisee System Development	240,000
09/30/2020	Elisee System Development	260,000
12/31/2020	Elisee System Development	250,000
06/30/2021	Database of stock for analysis 2q	60,000
06/30/2021	DEBIT PAYMENT TO ICONIC LABS PLC ref 1368435	295,000
11/25/2021	Database of stock for analysis 3q	107,200
12/31/2021	Elisee System Development	1,250,000
TOTAL		5,032,230

Amortization of Intangible Asset - Elisee
Date	Note	Amount
06/30/2021	Amortization Q2_2021	102,084
09/30/2021	Amortization Q3_2021	306,253
12/31/2021	Amortization Q4_2021	306,253
TOTAL		714,589

Date	Note	Amount
03/31/2022	Amortization Q1 2022	419,353
06/30/2022	Amortization Q2 2022	419,353
09/30/2022	Amortization Q3 2022	419,353
12/31/2022	Amortization Q4 2022	419,353
TOTAL		1,677,410

Net value of Intangible Asset - A&I machine learning program		2,640,231

NOTE 8 - SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but the financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2022, up through the date the Company issued the audited consolidated financial statements and identify the understated.

49

LIVENTO GROUP, INC

(Formerly Nugene International Inc.)

50

Report of Independent Registered Public Accounting Firm

To the Director and members of Livento Group, Inc

We have audited the accompanying balance sheets of Livento Group, Inc (the “Company”) as of December 31, 2021, and 2020 the related statements of operations, and cash flows, for each of the two years in the period ended December 31, 2021, and 2020, and the related notes collectively referred to as the “financial statements”.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021, and 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate. As of December 31, 2021, there are no critical audit matters to be communicated.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company’s auditor since November 2022.

January 5th, 2023.

Lagos, Nigeria

51

Livento Group, INC

(Formerly Nugene International Inc.)

CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash	484,183	2,300
Total Current Asset	484,183	2,300

Non-Current Assets
Long term investments	11,929,359	5,282,489
Intangible Assets (net)	7,927,800	4,900,630
	19,857,159	10,183,119
Total Assets	$20,341,342	$10,185,419

LIABILITIES AND MEMBERS EQUITY
Current Liabilities:
Account Payable	$258,900	$10,000

Total current liabilities	258,900	10,000

Stockholder’s Equity:
Preferred stock, $0.0001 par value, 24,000,000 shares Authorized, 100 and 1,917,720 shares issued at 12/31/2021 and 12/31/2020 respectively.	-	192
Common stock, $0.0001 par value, 800,000,000 shares Authorized, 765,895,613 shares issued at 12/31/2021 and 59,254,155 at 12/31/2020	76,590	5,925
Additional paid-in capital	32,074,932	21,918,062
Accumulated deficit	(12,069,080)	(11,748,760)
Total Members’ Equity	20,082,442	10,175,419

Total Liabilities and Stockholder’s Equity	$20,341,342	$10,185,419

The accompanying notes are an integral part of these financial statements.

52

Livento Group, INC

(Formerly Nugene International Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Revenue	$1,840,866	$1,570,000
Cost of revenue	1,165,030	267,000
Gross Margin	675,836	1,303,297

General and Admin Expense	908,776	404,267
Rent Expense	87,100	-
	995,876	404,267

Taxation	-	-
Profit /(loss) from operations	(320,039)	899,030

Other Income / (Expense)	(281)	-
Net Profit / (Loss)	$(320,320)	$899,030

53

Livento Group, INC

(Formerly Nugene International Inc.)

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Common Stock		Preferred Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2019	59,254,155	$5,925	1,917,720	$192	$21,918,062	$(12,647,790)	$9,276,389
Net Loss for the year ended	-	-	-	-	-	899,030	899,030
Balance December 31, 2020	59,254,155	5,925	1,917,720	192	21,918,062	(11,748,760)	10,175,419

Balance December 31, 2020	59,254,155	$5,925	1,917,720	$192	$21,918,062	$(11,748,760)	$10,175,419
Net loss for the year ended	-	-	-	-	-	(320,321)	(320,321)
Shares conversion	1,917,620	192	(1,917,620)	(192)	-	-	-
Shares issued for services	704,723,838	70,473	-	-	10,156,871	-	10,227,344

Balance, December 31, 2021	765,895,613	$76,590	100	$-	$32,074,932	$(12,069,080)	$20,082,442

54

LIVENTO GROUP, INC

(Formerly Nugene International Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 2021	For the Year Ended December 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(320,320)	$899,030
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	820,030	-
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	248,900	10,000
		-
Net Cash Used in Operating Activities	748,610	909,030

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Intangible Assets	(3,847,200)	(4,900,630)
Long term Investments	(6,646,870)	(5,282,489)
Net Cash Used in Investing Activities	(10,494,070)	(10,183,119)

CASH FLOWS FROM FINANCING ACTIVITIES:
Preferred stock	(192)
Common stock issued	70,664	-
Additional Paid in capital	10,156,871	9,276,389
Net Cash Provided by Financing Activities	10,227,343	9,276,389

NET INCREASE IN CASH	481,883	2,300

CASH AT BEGINNING OF YEAR	2,300	-
CASH AT END OF YEAR	$484,183	$2,300

The accompanying notes are an integral part of these financial statements.

55

LIVENTO GROUP, INC

Notes to Consolidated Financial Statements

December 31, 2021, and 2020

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Nugene International, Inc (formerly Bling Marketing) was incorporated in Nevada. On March 24, 2022, Livento Group LLC announced the acquisition of NUGN and confirmed a change in its business model, redirecting its focus to Livento’s three primary sectors; real estate finance & development, artificial intelligence, machine learning technology, and film and television production.

Livento Group LLC was acquired by Nugene International Inc, and the transaction was accounted for on a historical cost basis of Nugene International Inc i.e (Ultimate Parent Basis). The Members capital of Livento Group LLC was recorded in the Additional paid in capital of Nugene International Inc.

Livento Group LLC was incorporated on 01/10/2020 in Delaware, USA. The business purpose of the company is management and business holding company for real estate and artificial intelligence services. Its focus in real estate is on residential development in Czech Republic and in artificial intelligence development of portfolio software used by asset managers to determine best mix of stocks from selected index.

Change in Control

Nugene International Inc. issued its 100 units of class A preference shares delivering 51% control and 5,000,000 units of Class C preference shares in acquisition of all the identifiable assets and Liabilities of Livento Group LLC.

The company’s registered office is located in the State of Delaware, 19 Holly Cove Ln., City of Dover, Kent, 19901, Head office on 17 State Street, Suite 4000, New York, NY, 10004.

The Company’s founder and director is David Stybr

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis of Consolidation

The consolidated financial statements include the financial statements of Nugene International, Inc and Livento Group, LLC. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in its accounts. Management believes the Company is not exposed to any significant credit risk on cash.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. As of December 31, 2021, there is $484,183 in cash equivalent.

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Accounts Receivable

Management reviews accounts receivable periodically to determine if any receivables will potentially be uncollectible. Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, economic conditions, and our historical write- off experience, net of recoveries. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company’s allowance for doubtful accounts was $0 and $0 as of December 31, 2021, and December 31, 2021, respectively.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2021 and 2020.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company recognizes software service fees over time as performance obligations are satisfied over the life of the service, usually, with an average duration of one year. Payments received in advance from customers are recorded as “Deferred revenues.” Such advance payments received are non-refundable after the thirty days refund period.

The cost of revenue consists primarily of the outsourced information technology support service, internal employees, consultants, service charges for cloud computing, and related expenses, which are directly attributable to the revenues.

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S/N	Type of services	Nature, Timing of satisfaction of performance obligation and significant payment terms	Revenue Registration
1	Income from Elissee Software	Elisee involves in the business of analysis of data sets for DJIA and DAX indexes. The contracts for Elisee are generally for 12 months. The billing for Elisee is quarterly with 60 days collection period.	Revenue is recognized by the company not only when delivery note and invoice has been signed and confirmed by the customer, but at the end of each quarter over the 12 months period after service has been delivered to the customers.

When the company expects to be entitled to breakage (forfeiture of substandard services), the company recognizes the expected amount of breakage in proportion to the services provided versus the total expected network services to be provided. Any unexpected amounts of breakage are recognized when the unused value of network services expire

2	Management service income

The company rendered Management services to (Retinvest-AB, Thun Development Services) contains real estate development services mainly, but not limited to: - budgeting

- contract check and preparation

-project works

- reporting and control of works

- analysis of available land opportunities acquisitions

The company recognize revenue when the services have been provided

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Recently Issued Accounting Pronouncements

Topic 606, Revenue from Contracts with Customers, of the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC). The guidance in ASC 606 was originally issued by the FASB in May 2014 in Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). Since then, the FASB has issued several ASUs that have revised or clarified the guidance in ASC 606. The Company is in the process of evaluating the impact of this accounting standard update.

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The guidance is effective for interim and annual periods beginning after December 15, 2018.

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In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 31, 2018 and interim periods in fiscal years beginning after December 31, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4– INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

NOTE 5- INTANGIBLE ASSETS

Intangible assets consists of the following:

	December 31, 2021	December 31, 2020
A&I Machine Learning Program	$5,032,230	$3,320,030
Movies Project	3,715,600	1,580,600
Total	8,747,830	4,900,630
Less: accumulated amortization	(820,030)	-
Total intangible assets, net	$7,927,800	$4,900,630

Amortization expense amounted to $820,030 and $0 for the years ended December 31, 2021, and 2020, respectively.

NOTE 6- LONG TERM ASSETS

The Real Estate Development Project contains project plans, budgets, permits and zoning rights for large project in Europe, Czech Republic. We hired consultants that are proceeding the works on the asset, and we expect completing in 1Q 2023. Asset will be sold to third party for highest bid, we plan to sell the assets for approximately USD 3 million. Our sell process already started; we entertain several developers that are interested in the project acquisition.

Managed Real Estate Projects

“Tundra’ is expressly large residential project, we acquired as a company, and we are finalizing project works to sell this project in 1Q 2023. We hired consultants that are proceeding the works on the asset, and we expect completing in 2023. The cost to produce this asset is currently USD 7,171,659 and contains works of people and acquisition of initial project. Asset will be sold to third party for highest bid, we expect to sell for app USD 9 million. Our sell process already started; we entertain several developers that are interested in the project acquisition.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but the financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2021, up through the date the Company issued the audited consolidated financial statements and identify the understated.

On March 24, 2022, Livento Group LLC was acquired by NUGN by share exchange.

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LIVENTO GROUP, LLC

60

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of Livento Group, LLC

We have audited the accompanying balance sheets of Livento Group, LLC (the “Company”) as of December 31, 2021, and 2020 the related statements of operations, changes in shareholders equity and cash flows, for each of the two years in the period ended December 31, 2021, and 2020, and the related notes collectively referred to as the “financial statements”.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021, and 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company’s auditor since November 2022.

December 13th, 2022.

Lagos, Nigeria

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LIVENTO GROUP, LLC

BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash	484,183	2,300
Total Current Asset	484,183	2,300

Non-Current Assets
Long term investments	11,929,359	5,282,489
Intangible Assets (net)	7,927,800	4,900,630
	19,857,159	10,183,119
Total Assets	$20,341,342	$10,185,419

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Account Payable	$248,900	$5,000

Total current liabilities	248,900	5,000

Stockholder’s Equity:
Members Capital	6,681,000	2,500,000
Additional paid-in capital	12,752,259	6,776,389
Accumulated deficit	659,183	904,030
Total Stockholders’ Equity	20,092,442	10,180,419

Total Liabilities and Stockholders’ Equity	$20,341,342	$10,185,419

The accompanying notes are an integral part of these financial statements.

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Livento Group, LLC

STATEMENTS OF OPERATIONS

	For the Year Ended	For the Year Ended
	December 31, 2021	December 31, 2020
Revenue	$1,840,866	$1,570,000
Cost of revenue	1,165,030	267,000
Gross Margin	675,836	1,303,297

General and Admin Expense	(833,584)	(399,267)
Rent Expense	(87,100)	-
	(920,684)	(399,267)

Taxation	-	-
Profit /(loss) from operations	(244,847)	904,030

Other Income / (Expense)	-	-
Net Profit / (Loss)	$(244,847)	$904,030

Income per share	$0.00	$0.00
Weighted average shares outstanding	2,500,000	2,500,000

63

LIVENTO GROUP, LLC

STATEMENTS OF CHANGES IN EQUITY

	Members’ Capital		Additional Paid-in	Accumulated
Description	Shares	Amount	Capital	Deficit	Total

Balance – January 1, 2020	0	$0	0	$0	$0
Members’ Capital	2,500,000	2,500,000	-	-	2,500,000
Additional Paid-in	-	-	6,776,389	-	6,776,389
Net income for the year	-	-	-	904,030	904,030
Balance – December 31, 2020	2,500,000	$2,500,000	$6,776,389	$904,030	$10,180,419

Balance – January 1, 2021	2,500,000	$2,500,000	$6,776,389	$904,030	$10,180,419

Net (loss) for the year	-	-	-	(244,847)	(244,847)
Additional paid in capital	-	-	5,975,870	-	5,975,870
Members’ Capital	4,181,000	4,181,000	-	-	4,181,000
Balance – December 31, 2021	6,681,000	$6,681,000	$12,752,259	$659,183	$20,092,442

The accompanying notes are an integral part of these consolidated financial statements.

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LIVENTO GROUP, LLC

STATEMENTS OF CASH FLOWS

	For the Year Ended December 2021	For the Year Ended December 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(244,847)	$904,030
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	820,030	-
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	243,900	5,000
Shares issued for services		-
Net Cash Used in Operating Activities	819,083	909,030

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Intangible Assets	(3,847,200)	(4,900,630)
Long term Investments	(6,646,870)	(5,282,489)
Net Cash Used in Investing Activities	(10,494,070)	(10,183,119)

CASH FLOWS FROM FINANCING ACTIVITIES:
Members Capital	4,181,000	2,500,000
Additional Paid in capital	5,975,869	6,776,389
Net Cash Provided by Financing Activities	10,156,869	9,276,389

NET INCREASE IN CASH	481,883	2,300

CASH AT BEGINNING OF YEAR	2,300	-
CASH AT END OF YEAR	$484,183	$2,300

The accompanying notes are an integral part of these financial statements.

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LIVENTO GROUP, LLC

Notes to Financial Statements

December 31, 2021, sand 2020

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Livento Group LLC was incorporated on 01/10/2020 in Delaware, USA. The business purpose of the company is management and business holding company for real estate and artificial intelligence services. Its focus in real estate is on residential development in Czech Republic and in artificial intelligence development of portfolio software used by asset managers to determine best mix of stocks from selected index.

The company’s registered office is located in the State of Delaware, 19 Holly Cove Ln., City of Dover, Kent, 19901, Head office on 17 State Street, Suite 4000, New York, NY, 10004.

The Company’s founder and director is David Stybr

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in its accounts. Management believes the Company is not exposed to any significant credit risk on cash.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. As of December 31, 2021, there is $484,183 in cash equivalent.

Accounts Receivable

Management reviews accounts receivable periodically to determine if any receivables will potentially be uncollectible. Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, economic conditions, and our historical write- off experience, net of recoveries. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company’s allowance for doubtful accounts was $0 and $0 as of December 31, 2021, and December 31, 2021, respectively.

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Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2021 and 2020.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company recognizes software service fees over time as performance obligations are satisfied over the life of the service, usually, with an average duration of one year. Payments received in advance from customers are recorded as “Deferred revenues.” Such advance payments received are non-refundable after the thirty days refund period.

The cost of revenue consists primarily of the outsourced information technology support service, internal employees, consultants, service charges for cloud computing, and related expenses, which are directly attributable to the revenues.

S/N	Type of services	Nature, Timing of satisfaction of performance obligation and significant payment terms	Revenue Registration
1	Income from Elissee Software	Elisee involves in the business of analysis of data sets for DJIA and DAX indexes. The contracts for Elisee are generally for 12 months. The billing for Elisee is quarterly with 60 days collection period.

Revenue is recognized by the company not only when delivery note and invoice has been signed and confirmed by the customer, but at the end of each quarter over the 12 months period after service has been delivered to the customers.

When the company expects to be entitled to breakage (forfeiture of substandard services), the company recognizes the expected amount of breakage in proportion to the services provided versus the total expected network services to be provided. Any unexpected amounts of breakage are recognized when the unused value of network services expire

2	Management service income

The company rendered Management services to (Retinvest-AB, Thun Development Services) contains real estate development services mainly, but not limited to: - budgeting

- contract check and preparation

- project works

- reporting and control of works

-analysis of available land opportunities acquisitions

The company recognize revenue when the services have been provided

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

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Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

The Company’s diluted loss per share is the same as the basic loss per share for the years ended December 31, 2021, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

Recently Issued Accounting Pronouncements

Topic 606, Revenue from Contracts with Customers, of the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC). The guidance in ASC 606 was originally issued by the FASB in May 2014 in Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). Since then, the FASB has issued several ASUs that have revised or clarified the guidance in ASC 606. The Company is in the process of evaluating the impact of this accounting standard update.

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The guidance is effective for interim and annual periods beginning after December 15, 2018.

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In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 31, 2018 and interim periods in fiscal years beginning after December 31, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4– INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

NOTE 5- INTANGIBLE ASSETS

Intangible assets consists of the following:

	December 31, 2021	December 31, 2020
A&I Machine Learning Program	$5,032,230	$3,320,030
Movies Project	3,715,600	1,580,600
Total	8,747,830	4,900,630
Less: accumulated amortization	(820,030)	-
Total intangible assets, net	$7,927,800	$4,900,630

Amortization expense amounted to $820,030 and $0 for the years ended December 31, 2021, and 2020, respectively.

NOTE 6- LONG TERM ASSETS

The Real Estate Development Project contains project plans, budgets, permits and zoning rights for large project in Europe, Czech Republic. We hired consultants that are proceeding the works on the asset, and we expect completing in 1Q 2023. Asset will be sold to third party for highest bid, we plan to sell the assets for approximately USD 3 million. Our sell process already started; we entertain several developers that are interested in the project acquisition.

Managed Real Estate Projects

“Tundra’ is expressly large residential project, we acquired as a company, and we are finalizing project works to sell this project in 1Q 2023. We hired consultants that are proceeding the works on the asset, and we expect completing in 2023. The cost to produce this asset is currently USD 9,171,659 and contains works of people and acquisition of initial project. Asset will be sold to third party for highest bid, we expect to sell for app USD 9 million. Our sell process already started; we entertain several developers that are interested in the project acquisition.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but the financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2021, up through the date the Company issued the audited consolidated financial statements and identify the understated.

On March 24, 2022, Livento Group LLC was acquired by NUGN by share exchange.

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NUGENE INTERNATIONAL, INC.

70

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of Nugene International, Inc.

We have audited the accompanying balance sheets of Nugene International, Inc. (the “Company”) as of December 31, 2021, and 2020 the related statements of operations, changes in shareholders’ equity and cash flows, for each of the two years in the period ended December 31, 2021, and 2020, and the related notes collectively referred to as the “financial statements”.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021, and 2020, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the company will continue as a going concern as disclosed in Note 3 to the financial statement, the Company has continuously incurred a net loss of $75,192 for the year ended December 31, 2021, and an accumulated deficit of $12,727,982 as at December 31, 2021. The continuation of the Company as a going concern through December 31, 2021, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These factors raise substantial doubt about the company ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company’s auditor since April 2022.

November 11th, 2022.

Lagos, Nigeria

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NUGENE INTERNATIONAL, INC.

BALANCE SHEETS

	December 30, 2021 Audited	December 31, 2020 Audited
ASSETS
Current Assets:
Cash	-		-
Account Receivables	-		-
Total Current Asset	$-	$

Non-Current Assets
Long term investments	-		-
Intangible Assets (net)	-		-
Total Non-Current Asset	$-		$-

Total Assets	$-		$-

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Account Payable	10,000		$5,000
Loan Payables	-		-
Other Payables	-		-
Total current liabilities	$10,000		$5,000

Stockholder’s Equity:
Preferred stock, $0.0001 par value, 24,000,000 shares Authorized, and 100 shares issued at 12/31/2021 1,917,720 shares issued at 12/31/2020	-		192
Common stock, $0.0001 par value, 800,000,000 shares Authorized, and 765,895,613 shares issued at 12/31/2021 59,254,155 shares issued at 12/31/2020	76,590		5,925
Additional paid-in capital	12,641,673		12,641,673
Accumulated deficit	(12,728,263)		(12,652,790)
Total Stockholders’ Equity	$(10,000)		$(5,000)

Total Liabilities and Stockholders’ Equity	$-		$-

The accompanying notes are an integral part of these financial statements.

72

NUGENE INTERNATIONAL, INC.

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2021	For the year ended December 31, 2020
Revenue	-	-
Cost of revenue	-	-
Gross Profit	$-	$-

Operating expenses:	-	-

Professional fee	-	-
General & administrative expenses	75,192	5,000
Total Operating Expenses	$(75,192)	$(5,000)

Income /(loss) from operation	(75,192)	(5,000)

Net Other Income	(281)	-

Net Income /(Loss)	$(75,473)	$(5,000)

Income per share	$(0.01)	$(0.01)
Weighted average shares outstanding	765,895,613	59,254,155

The accompanying notes are an integral part of these financial statements.

73

NUGENE INTERNATIONAL, INC.

STATEMENTS OF CHANGES IN EQUITY

	Series C Preferred Stock		Common stock		Additional		Total
	No. of shares	Amount	No. of shares	Amount	Paid in capital	Accumulated Deficit	Shareholders’ equity
Balance as of January 1, 2019,	1,917,720	$192	59,254,155	$5,925	$12,641,673	$(12,647,790)	$0
Net Loss for the year ended	-	-	-	-	-	(5,000)	(5,000)
Balance as of December 31, 2020	1,917,720	192	59,254,155	5,925	12,641,673	(12,652,790)	(5,000)

Balance as of January 1, 2021,	1,917,720	$192	59,254,155	$5,925	$12,641,673	$(12,652,790)	$(5,000)
Net Loss for the year ended	-	-	-	-	-	(75,473)	(75,473)
Shares conversion	(1,917,620)	(192)	1,917,620	192	-	-	0
Shares issued for services	-	-	704,723,838	70,473		-	70,473
Balance as of December 31, 2021	100	-	765,895,613	76,590	12,641,673	(12,728,263)	(10,000)

The accompanying notes are an integral part of these financial statements.

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NUGENE INTERNATIONAL, INC.

STATEMENTS OF CASH FLOWS

	For the Year ended December 31, 2021	For the Year ended December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(75,473)	$(5,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivables	-	-
Accounts payable and accrued expenses	$5,000	5,000
Net Cash Used in Operating Activities	(70,473)	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Accumulated Depreciation	-	-
Furniture and Equipment	-	-
Property & Equipment	-	-
Deposits	-	-
Security Deposits Asset	-	-
Net Cash Used in Investing Activities	$-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Additional Paid in capital	-	-
Preference shares	(192)	-
Common shares issued	70,664	-
Net Cash Provided by Financing Activities	$70,473	-

NET INCREASE IN CASH	-	-

CASH AT BEGINNING OF YEAR	-	-

CASH AT END OF PERIOD	$-	$-

The accompanying notes are an integral part of these financial statements.

75

NUGENE INTERNATIONAL, INC.

Notes to Financial Statements

December 31, 2021, and December 31, 2020

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

NuGene International, Inc (formerly Bling Marketing) was incorporated in Nevada.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Stock based Compensation

The calculation of share-based employee compensation expense involves estimates that require management judgment. These estimates include the fair value of each of the stock option awards granted, which is estimated on the date of grant using a Black-Scholes option pricing model. There are two significant inputs into the Black-Scholes option pricing model: expected volatility and expected term. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of managements judgement in addition, the Company is required to estimate the expected forfeiture rate, and only recognize expense for those shares expected to vest. As a result, if factors change and the company’s uses different assumptions, stock bases compensation expense could be different from what the company has recorded in the current period.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in its accounts. Management believes the Company is not exposed to any significant credit risk on cash.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. As of December 31, 2021, there is $0 in cash equivalent.

Accounts Receivable

Management reviews accounts receivable periodically to determine if any receivables will potentially be uncollectible. Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, economic conditions, and our historical write- off experience, net of recoveries. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company’s allowance for doubtful accounts was $0 and $0 As of December 30, 2021, and 2020, respectively.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

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Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2021.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

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Stock-based Compensation

The Company accounts for equity-based transactions with nonemployees under the provisions of ASC Topic No. 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). ASC 505-50 establishes that equity-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to nonemployees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, we recognize the fair value of the equity instruments issued as deferred stock compensation and amortize the cost over the term of the contract.

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation—Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

The Company’s diluted loss per share is the same as the basic loss per share for the period ended December 31, 2021, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

Recently Issued Accounting Pronouncements

Topic 606, Revenue from Contracts with Customers, of the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC). The guidance in ASC 606 was originally issued by the FASB in May 2014 in Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606). Since then, the FASB has issued several ASUs that have revised or clarified the guidance in ASC 606. The Company is in the process of evaluating the impact of this accounting standard update.

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The guidance is effective for interim and annual periods beginning after December 15, 2018.

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 31, 2018 and interim periods in fiscal years beginning after December 31, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

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NOTE 3 – GOING CONCERN

The accompanying audited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $(12,652,790) at December 31, 2021, had a net loss of $(75,473) for the year ended December 31, 2021.

NOTE 4– INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

The provision for Federal income tax consists of the following at December 31:

	2021		2020
Federal income tax benefit attributable to:
Current Operations	$		$
Less: valuation allowance
Net provision for Federal income taxes		$—		$—

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows at December 31:

	2021	2020
Deferred tax asset attributable to:
Net operating loss carryover	$12,652,790	$12,652,790
Less: valuation allowance	(12,652,790)	(12,652,790)
Net deferred tax asset	$-	$-

At December 31, 2021, the Company had net operating loss carry forwards of approximately $(12,652,790) that maybe offset against future taxable income. No tax benefit has been reported in the December 31, 2020, financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2021, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 5 - SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but the financial statements are issued, the Company has evaluated all events or transactions that occurred after the period ended and have no events to disclosed.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment Number 7 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 27, 2023	Livento Group, Inc.

	By	/s/ David Stybr
Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Justin Mathews, Director

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